Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-222354

Prospectus supplement

(To prospectus dated June 28, 2018)

7,000,000 shares

Dynex Capital, Inc.

Common stock

We are offering for sale 7,000,000 shares of our common stock, par value $0.01 per share. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “DX.” The last reported sale price of our common stock on the NYSE on January 28, 2019 was $6.15 per share.

The underwriters have agreed to purchase our common stock from us at a price of $5.75 per share, which will result in approximately $40.1 million of total net proceeds to us after deducting the estimated expenses of this offering payable by us. The underwriters may offer our common stock in transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See “Underwriting.”

We have granted the underwriters an option to purchase up to an additional 1,050,000 shares of common stock within 30 days after the date of this prospectus supplement at the public offering price less the underwriting discounts and commissions.

In order to preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes, among other purposes, our articles of incorporation impose certain restrictions on ownership of our common stock. See “Description of Our Capital Stock—Restrictions on Ownership and Transfer” in the accompanying base prospectus.

Investing in our common stock involves certain risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock under the caption “Risk factors” beginning on page S-8 of this prospectus supplement, as well as those described in our most recent annual report on Form 10-K, any quarterly reports on Form 10-Q filed after such annual report on Form 10-K and in other information that we file from time to time with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock on or about January 31, 2019.

J.P. Morgan

The date of this Prospectus Supplement is January 28, 2019.

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About this prospectus supplement

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying base prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated herein by reference is accurate only as of its respective date or dates or on the date or dates that are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Cautionary statement about forward-looking statements

Certain written statements we make in this, and in our other filings with the SEC that are incorporated herein by reference, that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements in this prospectus addressing expectations, assumptions, beliefs, projections, future plans and strategies, future events, developments that we expect or anticipate will occur in the future, and future operating results are forward-looking statements. Forward-looking statements are based upon management’s beliefs, assumptions, and expectations regarding future events and operating performance as of the date such statements are made, taking into account all information currently available to us. Forward-looking statements generally can be identified by use of words such as “believe”, “expect”, “anticipate”, “estimate”, “plan” “may”, “will”, “intend”, “should”, “could” or similar expressions. We caution readers not to place undue reliance on our forward-looking statements, which are not historical facts and may be based on projections, assumptions, expectations, and anticipated events that do not materialize. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statement whether as a result of new information, future events, or otherwise.

Forward-looking statements in this prospectus, and in our other filings with the SEC that are incorporated herein by reference, may include, but are not limited to statements about:

•

Our business and investment strategy including our ability to generate acceptable risk-adjusted returns and our target investment allocations, and our views on the future performance of MBS and other investments;

•	Our views on conditions in the investment, credit and derivatives markets;

•

Our views on the effect of actual or proposed actions of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and its Federal Open Market Committee (the “FOMC”) or other central banks with respect to monetary policy (including the targeted Federal Funds Rate), and the potential impact of these actions on interest rates, inflation or unemployment;

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•	The effect of regulatory initiatives of the Federal Reserve (including the FOMC), other financial regulators, and other central banks;

•

Our financing strategy including our target leverage ratios, our use of to-be-announced (“TBA”) dollar roll transactions, and anticipated trends in financing costs, and our hedging strategy including changes to the derivative instruments to which we are a party, and changes to government regulation of hedging instruments and our use of these instruments;

•	Our investment portfolio composition and target investments;

•	Our investment portfolio performance, including the fair value, yields and forecasted prepayment speeds of our investments;

•	Our liquidity and ability to access financing, and the anticipated availability and cost of financing;

•	Our stock repurchase activity and the impact of stock repurchases;

•	Our use of and restrictions on using our tax net operating loss (“NOL”) carryforward;

•	The status of pending litigation;

•	The competitive environment in the future, including competition for investments and the availability of financing;

•	Estimates of future interest expenses, including related to our repurchase agreements and derivative instruments;

•

The status and effect of legislative reforms and regulatory rule-making or review processes and the status of reform efforts and other business developments in the repurchase agreement financing market;

•	Market, industry and economic trends, and how these trends and related economic data may impact the behavior of market participants and financial regulators; and

•	Market interest rates and market spreads.

Forward-looking statements are inherently subject to risks, uncertainties and other factors that could cause our actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Not all of these risks and other factors are known to us. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. The projections, assumptions, expectations or beliefs upon which the forward-looking statements are based can also change as a result of these risks or other factors. If such a risk or other factor materializes in future periods, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements.

While it is not possible to identify all factors that may cause actual results to differ from historical results or from any results expressed or implied by forward-looking statements, or that may cause our projections, assumptions, expectations or beliefs to change, some of those factors include the following:

•

The risks and uncertainties referenced in this prospectus, or in our other filings with the SEC that are incorporated herein by reference, particularly those set forth under the heading “Risk Factors” herein and in our most recent Annual Report on Form 10-K under Item 1A, “Risk Factors”;

•	Our ability to find suitable reinvestment opportunities;

•	Changes in domestic economic conditions;

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•	Changes in interest rates and interest rate spreads, including the repricing of interest-earning assets and interest-bearing liabilities;

•	Our investment portfolio performance particularly as it relates to cash flow, prepayment rates and credit performance;

•

The impact on markets and asset prices from the Federal Reserve’s balance sheet normalization process through the reduction in its holdings of Agency residential mortgage-backed securities and U.S. Treasuries;

•	Actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks;

•

Adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies including in particular China, Japan, the European Union, and the United Kingdom;

•	Uncertainty concerning the long-term fiscal health and stability of the United States;

•	The cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions;

•	The cost and availability of new equity capital;

•	Changes in our use of leverage;

•	Changes to our investment strategy, operating policies, dividend policy or asset allocations;

•	The quality of performance of third-party servicer providers of our loans and loans underlying our securities;

•	The level of defaults by borrowers on loans we have securitized;

•	Changes in our industry;

•	Increased competition;

•	Changes in government regulations affecting our business;

•	Changes or volatility in the repurchase agreement financing markets and other credit markets;

•	Changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments;

•

Uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets; or to reform the U.S. housing finance system including the resolution of the conservatorship of Fannie Mae and Freddie Mac;

•	The composition of the Federal Reserve;

•	Ownership shifts under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), that further limit the use of our tax NOL carryforward;

•	Systems failures or cybersecurity incidents; and

•	Exposure to current and future claims and litigation.

These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC, could cause our actual results to differ materially from those projected in any

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forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

We are including this cautionary statement in this prospectus supplement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. Any forward-looking statements should be considered in context with the various disclosures made by us about our business in our public filings with the SEC, including without limitation the risk factors described above and those described in “Risk factors” beginning on page S-8.

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Prospectus supplement summary

The following information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus or incorporated by reference into this prospectus. We encourage you to read this prospectus, including the information which is incorporated by reference into this prospectus, in its entirety. You should carefully consider the risks identified in our annual report on Form 10-K for the year ended December 31, 2017 which is incorporated by reference into this prospectus, and in this prospectus before making an investment decision to purchase shares of our common stock. All references to “we,” “our,” “us” or the “Company” in this prospectus mean Dynex Capital, Inc.

The company

We are an internally managed mortgage real estate investment trust (“mortgage REIT”) which primarily invests in residential and commercial mortgage-backed securities (“MBS”) on a leveraged basis. We finance our investments principally with borrowings under repurchase agreements. Our objective is to provide attractive risk-adjusted returns to our shareholders over the long term that are reflective of a leveraged, high quality fixed income portfolio with a focus on capital preservation. We seek to provide returns to our shareholders primarily through the payment of regular dividends and also potentially through capital appreciation of our investments.

Our investments consist principally of Agency and non-Agency MBS including residential MBS (“RMBS”), commercial MBS (“CMBS”) and CMBS interest-only (“IO”) securities. Agency MBS have a guaranty of principal payment by an agency of the U.S. government or a U.S. government-sponsored entity (“GSE”) such as Fannie Mae and Freddie Mac. Non-Agency MBS are issued by non-governmental enterprises and do not have a guaranty of principal payment. CMBS IO securities in which we invest may be issued by a GSE or a non-governmental enterprise. We may also invest in debt securities issued by the United States Department of the Treasury (“the Treasury” and such securities, “U.S. Treasuries”).

RMBS.    Substantially all of our investments in RMBS as of December 31, 2018 were Agency issued securities collateralized primarily by fixed-rate single family mortgage loans. The remainder of our RMBS portfolio is collateralized by adjustable-rate mortgage loans (“ARMs”), which have interest rates that generally adjust at least annually to an increment over a specified interest rate index, and hybrid ARMs, which are loans that have a fixed rate of interest for a specified period (typically three to ten years) and then adjust their interest rate at least annually to an increment over a specified interest rate index (primarily one-year LIBOR).

We also purchase to-be-announced securities (“TBAs” or “TBA securities”) as a means of investing in non-specified fixed-rate Agency RMBS. A TBA security is a forward contract (“TBA contract”) for the purchase (“long position”) or sale (“short position”) of a fixed-rate Agency MBS at a predetermined price with certain principal and interest terms and certain types of collateral, but the particular Agency securities to be delivered are not identified until shortly before the settlement date. Our TBA purchases are financed by executing a series of transactions which effectively delay the settlement of a forward purchase of a non-specified Agency RMBS by entering into an offsetting TBA short position, net settling the paired-off positions in cash, and simultaneously entering into an identical TBA long position with a later settlement date. These net long TBA positions are referred to as “dollar roll positions”, and we view them as economically equivalent to investing in and financing Agency RMBS using short-term repurchase agreements. TBAs purchased for a forward settlement month are generally priced at a discount relative to TBAs sold for settlement in the current month. This discount, often referred to as “drop income”, represents the economic equivalent of net interest income (interest income less implied financing cost) on the underlying Agency security from trade date to settlement date. We account for

TBAs as derivative instruments because we cannot assert that it is probable at inception and throughout the term of an individual TBA transaction that its settlement will result in physical delivery of the underlying Agency RMBS, or the individual TBA transaction will not settle in the shortest period possible.

CMBS.    Substantially all of our CMBS investments as of December 31, 2018 were fixed-rate Agency-issued securities backed by multifamily housing loans. Loans underlying CMBS are generally fixed-rate, mature in eight to eighteen years, have amortization terms of up to 30 years, and are geographically dispersed. These loans typically have some form of prepayment protection provisions (such as prepayment lock-out) or prepayment compensation provisions (such as yield maintenance or prepayment penalty). Yield maintenance and prepayment penalty requirements are intended to create an economic disincentive for the loans to prepay. From time to time we have invested in non-Agency CMBS backed by loans on multifamily housing, office buildings, retail, hospitality, and health care properties.

CMBS IO.    CMBS IO are interest-only securities issued as part of a CMBS securitization and represent the right to receive a portion of the monthly interest payments (but not principal cash flows) on the unpaid principal balance of the underlying pool of commercial mortgage loans. We invest in both Agency-issued and non-Agency issued CMBS IO. The loans collateralizing CMBS IO pools are very similar in composition to the pools of loans that collateralize CMBS as discussed above. Since CMBS IO securities have no principal associated with them, the interest payments received are based on the unpaid principal balance of the underlying pool of mortgage loans, which is often referred to as the notional amount. Most loans in these securities have some form of prepayment protection from early repayment including absolute loan prepayment lock-outs, loan prepayment penalties, or yield maintenance requirements similar to those typical for CMBS described above. There are no prepayment protections, however, if the loan defaults and is partially or wholly repaid earlier because of loss mitigation actions taken by the underlying loan servicer, and therefore yields on CMBS IO investments are dependent upon the underlying loan performance. Because Agency-issued MBS generally contain higher credit quality loans, Agency CMBS IO are expected to have a lower risk of default than non-Agency CMBS IO. Our CMBS IO investments are investment grade-rated with the majority rated ‘AAA’ by at least one of the nationally recognized statistical rating organizations.

Financing.    We use leverage to enhance the returns on our invested capital by pledging our investments as collateral for borrowings primarily through the use of uncommitted repurchase agreements with major financial institutions and broker-dealers. We generally use the proceeds of these borrowings to acquire investment securities. The amount of leverage we utilize depends upon a variety of factors, including but not limited to general economic, political and financial market conditions; the actual and anticipated liquidity and price volatility of our assets; the gap between the duration of assets and liabilities, including hedges; the availability and cost of financing the assets; our opinion of the credit worthiness of financing counterparties; the health of the U.S. residential mortgage and housing markets; our outlook for the level, slope and volatility of interest rates; the credit quality of the loans underlying our investments; the rating assigned to securities; and our outlook for asset spreads. Repurchase agreements generally have original terms to maturity of overnight to six months, though in some instances we may enter into longer-dated maturities depending on market conditions. We pay interest on our repurchase agreement borrowings at a rate usually based on a spread to a short-term interest rate such as LIBOR and fixed for the term of the borrowing. Borrowings under these repurchase agreements are renewable at the discretion of our lenders and do not contain guaranteed roll-over terms. One of our repurchase agreement lenders provides a committed repurchase agreement financing facility to us with an aggregate borrowing capacity of $400 million that expires in May 2019.

Hedging.    We use derivative instruments to economically hedge our exposure to adverse changes in interest rates resulting from our ownership of primarily fixed-rate investments financed with short-term repurchase agreements. Changes in interest rates can impact net interest income, the market value of our investments, and book value per common share. In a period of rising interest rates, our earnings and cash flow may be negatively impacted by borrowing costs increasing faster than interest income from our assets, and our book value may decline as a result of declining market values of our MBS. As of December 31, 2018, we primarily utilized pay-fixed interest rate swaps to hedge our interest rate risk. An interest rate swap is a contractual agreement between two counterparties under which each agrees to make periodic interest payments to the other for an agreed upon period based upon a notional amount. Under our pay-fixed interest rate swap agreements, we pay a fixed interest rate and receive a floating interest rate based on one or three-month LIBOR. We may from time to time also enter into “receive-fixed” interest rate swap agreements. Interest rate swap agreements with a forward starting date do not have an exchange of these interest costs until the effective date of such agreement.

General information.    Our common stock, our 8.50% Series A Cumulative Redeemable Preferred Stock and our 7.625% Series B Cumulative Redeemable Preferred Stock are listed on the New York Stock Exchange under the symbol “DX,” “DXPRA” and “DXPRB,” respectively. We maintain a website at www.dynexcapital.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying base prospectus.

Our address and telephone number are 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060 and (804) 217-5800.

Recent developments

We noted in previous communications to shareholders that management believed the Federal Reserve was getting closer to the end of its monetary policy tightening cycle. We also noted that gathering macroeconomic headwinds from global debt, emerging stress in financial markets, and government policy concerns would limit how high global interest rates could go on a sustained basis. This view is playing out as interest rates have declined, volatility has increased, and credit spreads widened. In response to the market conditions, as we indicated we would in prior quarters, we increased balance sheet leverage and deployed capital in Agency CMBS and RMBS at mid-teen leveraged returns on invested capital during the fourth quarter of 2018. Credit spreads have modestly tightened since the beginning of the year but returns remain attractive in the Company’s target investments versus returns for similar assets available for most of 2018. In particular, Agency CMBS currently offer leveraged returns of between 10%-15% versus 7%-12% in September 2018. Additionally, we believe fixed income markets are now reflecting a more uncertain economic outlook and a higher probability that short-term interest rates will cease rising and may decline over the next few years, a development which is favorable for our business model.

On January 26, 2019, our board of directors authorized a dividend distribution of $0.06 per common share for the month of February 2019 that will be paid on February 28, 2019 to shareholders of record as of February 14, 2019.

Based on preliminary estimates, we expect that our results as of and for the quarter ended December 31, 2018 will be as follows:

•

Net loss to common shareholders of approximately $(81.5) million versus net income to common shareholders of $22.6 million for the quarter ended September 30, 2018, or net loss per common share of approximately $(1.34) versus net income of $0.39 per common share for the quarter ended September 30, 2018;

•

Core net operating income to common shareholders of approximately $10.9 million, or $0.18 on a per share basis for the quarter ended December 31, 2018 versus $10.8 million and $0.19 per common share, respectively, for the quarter ended September 30, 2018; and

•	Book value per common share of approximately $6.02 at December 31, 2018 versus $6.75 per common share at September 30, 2018 and book value per common share of an estimated $6.18 at January 25, 2019.

We incurred a net loss during the fourth quarter of 2018 as interest rates declined contributing to an $(82.0) million loss on derivative instruments principally related to interest rate swaps. Book value per common share declined as the increase in fair value of MBS of $50.1 million only partially offset the loss on derivative instruments. Market volatility at the end of 2018 led to widening of credit spreads on Agency RMBS and CMBS limiting the increase in the fair value of these securities during the quarter versus the associated interest rate hedges. As a result of an increase in interest earning assets during the quarter ended December 31, 2018, coupled with the decline in shareholders’ equity, leverage increased to 6.4x from 5.3x and leverage including TBA dollar roll positions increased to 8.0x from 6.7x at September 30, 2018.

The above estimates are preliminary as we have not completed all of the procedures that we would normally conduct in connection with the year-end compilation of our financial results. In addition, our auditor, BDO USA LLP, has not substantially completed its normal audit procedures for the quarter and year ended December 31, 2018. There can be no assurance that our final results for this period will not differ from these estimates, including as a result of our quarter-end and year-end closing procedures. These estimates should not be viewed as a substitute for full interim and year-end financial statements prepared in accordance with accounting principles generally accepted in the United States of America.

Since September 30, 2018 and through January 25, 2019, we have issued 3.8 million shares of common stock through our continuous equity placement program and raised net proceeds of $22.6 million.

Legal proceedings

As previously disclosed, we and DCI Commercial, Inc. (“DCI”), a former affiliate and formerly known as Dynex Commercial, Inc., are defendants in litigation pending in the United States District Court for the Northern District of Texas (the “Court”), as discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. Plaintiffs alleged, among other things, fraudulent transfer of DCI assets to us and that we and DCI were a single enterprise. Plaintiffs’ original complaint was dismissed on May 7, 2018, with leave to replead. Plaintiffs filed an amended complaint on June 4, 2018 and added former corporate affiliates of ours and one of our current executive officers as defendants. The Court dismissed Plaintiffs’ amended complaint on January 25, 2019, with leave to replead again. The Court found that it lacked personal jurisdiction with respect to the added defendants. With respect to the claims against DCI and us, the Court found the single enterprise claims were still conclusory and merely support a legal conclusion without alleging particular supporting facts. The Court also found that Plaintiffs’ allegations as they relate to fraudulent transfers still did not sufficiently allege facts to enable the Court to draw reasonable inference that we or DCI acted with constructive or actual fraudulent intent. Plaintiffs have until February 22, 2019 to file a second amended complaint.

The claim filed against us by one of the Plaintiffs for $11.3 million on May 24, 2018 in the 68th District Court in Dallas County, Texas seeking payment pursuant to a litigation cost sharing agreement we entered into with DCI, as discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, is ongoing. The garnishment action related to DCI, discussed in our Annual Report on Form 10-K for the year ended December 31, 2017, is also ongoing. There have been no material developments in either case since our prior disclosure.

Use of non-GAAP financial measures

This prospectus includes core net operating income to common shareholders (and its related per share amount), a non-GAAP financial measure, which is used by management in the Company’s internal analysis of financial and operating performance. Management believes the presentation of this measure, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, although the Company’s presentation of this non-GAAP measure may not be comparable to other similarly-titled measures of other companies.

Management views core net operating income to common shareholders as an estimate of the Company’s financial performance excluding changes in fair value of its investments and derivatives. In addition to the non-GAAP reconciliation set forth below, core net operating income to common shareholders can also be determined by adjusting net interest income to include interest rate swap periodic interest costs, drop income on TBA dollar roll positions, general and administrative expenses, and preferred dividends. Management includes drop income, which is included in “gain (loss) on derivatives instruments, net” on the Company’s consolidated statements of comprehensive income, in core net operating income because TBA dollar roll positions are viewed by management as economically equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Management also includes periodic interest costs from its interest rate swaps, which are also included in “gain (loss) on derivatives instruments, net”, because interest rate swaps are used by the Company to economically hedge the impact of changing interest rates on its borrowing costs from repurchase agreements, and including periodic interest costs from interest rate swaps is a helpful indicator of the Company’s total cost of financing in addition to GAAP interest expense. However, this non-GAAP measure does not provide a full perspective on our results of operations, and therefore, its usefulness is limited. For example, core net operating income (and its related per share amount) does not include gains or losses from available-for-sale investments, changes in fair value of and costs of terminating interest rate swaps, as well as realized and unrealized gains or losses from any instrument used by management to economically hedge the impact of changing interest rates on its portfolio and book value per common share, such as futures. As a result, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company’s GAAP results as reported on its consolidated statements of comprehensive income.

The following table reconciles core net operating income to common shareholders to GAAP net (loss) income to common shareholders:

	Three months ended
($s in thousands except per share amounts)	December 31, 2018	September 30, 2018
GAAP net (loss) income to common shareholders	$(81,485)	$22,630
Less:
Change in fair value of derivative instruments, net(1)	86,993	(13,460)
Loss on sale of investments, net	5,428	1,726
De-designated cash flow hedge accretion(2)	(75)	(66)
Fair value adjustments, net	16	(12)

Core net operating income to common shareholders	$10,877	$10,818

Weighted average common shares	60,870	57,727
Core net operating income per common share	$0.18	$0.19

(1)	Amount includes unrealized gains and losses from changes in fair value of derivatives and realized gains and losses on terminated derivatives and excludes net periodic interest benefits/costs incurred on effective interest rate swaps outstanding during the period.

(2)	Amount recorded as a portion of “interest expense” in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company’s discontinuation of cash flow hedge accounting effective June 30, 2013.

The offering

Issuer	Dynex Capital, Inc.

Common stock we are offering	7,000,000 shares (plus up to an additional 1,050,000 shares of common stock that we will issue and sell in the event the underwriters exercise their option to purchase additional shares)

Common stock outstanding prior to the offering	62,817,218 as of January 25, 2019

Common stock outstanding after this offering(1)	69,817,218 shares (70,867,218 shares if the underwriters exercise their option to purchase additional shares in full)

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $40.1 million after deducting the estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering to acquire additional investments, consistent with our investment policy, and for general corporate purposes, that may include, among other things, repayment of maturing obligations, capital expenditures and working capital.

Risk factors	Investing in our common stock involves various risks. Risks associated with an investment in our common stock are described under the caption “Risk factors” beginning on page S-8 of this prospectus supplement, as well as those described in our most recent annual report on Form 10-K, any quarterly reports on Form 10-Q filed after such annual report on Form 10-K and in other information that we file from time to time with the SEC.

Restrictions on ownership and transfer	In order to assist us with preserving our status as a REIT for federal income tax purposes, our articles of incorporation contain certain ownership and transfer restrictions relating to shares of our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying base prospectus for additional information about these restrictions.

Material tax consequences	The tax consequences to you of an investment in our common stock will depend in part upon your own tax circumstances. See “Additional U.S. Federal income tax consequences” and “U.S. Federal income tax considerations” in the accompanying base prospectus for a discussion of the principal federal income tax considerations associated with our operations and the ownership and disposition of our common stock.

New York Stock Exchange Symbol	“DX”

(1)	The number of shares does not include the shares subject to the underwriters’ option to purchase additional shares.

Risk factors

An investment in our common stock involves various risks, including those described below and in the accompanying base prospectus and the risks set forth in our annual report on Form 10-K for the year ended December 31, 2017 under Item 1A, “Risk Factors,” which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement. You should carefully consider these risk factors, together with all of the information contained in or incorporated, or deemed to be incorporated, by reference in this prospectus, in determining whether to purchase our common stock. If any of these risks occur, our business, operating results, liquidity, prospects and financial condition could be materially and adversely affected. This could cause the market price of our common stock to decline and could cause you to lose all or part of your investment. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, operating results, liquidity, prospects and financial condition and the market price of the shares of our common stock and our shares of preferred stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks related to our business

Our use of leverage to enhance returns to shareholders increases the risk of volatility in our results and could lead to material decreases in net interest income, net income, comprehensive income, dividends, book value per common share, and liquidity.

Leverage increases returns on our invested capital if we can earn a greater return on investments than our cost of borrowing, but can decrease returns if borrowing costs increase and we have not adequately hedged against such an increase. Further, using leverage magnifies the potential losses to shareholders’ equity and book value per common share if the market value of our investments declines, net of associated hedges.

We also have increased liquidity risk stemming from the potential for margin calls by our lenders for fluctuations in investment collateral values, or if the lender fails to renew or roll over the financing at maturity. If we are unable to access leverage at reasonable terms, our ability to generate adequate returns for our shareholders will be severely impacted. Our ability to access leverage in the conduct of our operations is impacted by the following:

•	market conditions and overall market volatility and liquidity;
•	regulation of our lenders and other regulatory factors;
•	the liquidity of our investments;
•	the market value of our investments;
•	the advance rates by our lenders on investment collateral pledged; and
•	the willingness of our lenders to finance the types of investments we choose.

Many of these factors are beyond our control and are difficult to predict, which could lead to sudden and material adverse effects on our results of operations, financial condition, business, liquidity, and ability to make distributions to shareholders, and could force us to sell assets at significantly depressed prices to maintain adequate liquidity.

Fluctuations in the market value of our investments could negatively impact our net income, comprehensive income, shareholders’ equity, book value per common share, and liquidity.

Our investments fluctuate in value due to changes in credit spreads, spot and forward interest rates, actual and anticipated prepayments, and other factors. Our investments may also fluctuate in value due to increased or reduced demand for the types of investments we own which could be impacted by, among other things, interest rates, capital flows, and government and regulatory policies. Changes in the market values of our investments are reflected in our consolidated financial statements in other comprehensive income, shareholders’ equity and book value per common share. Changes in credit spreads represent the market’s valuation of the perceived riskiness of assets relative to risk-free rates, and widening credit spreads reduce the market value of our investments as market participants require additional yield to hold riskier assets. Credit spreads could change based on macro-economic or systemic factors specific to a particular security such as prepayment performance or credit performance. Other factors that could impact credit spreads include technical issues such as supply and demand for a particular type of security, market psychology, and FOMC monetary policy. In addition, most of our investments are fixed rate or reset in rate over a period of time, and as interest rates rise, the market value of these investments will decrease. If market values decrease significantly, we may be forced to sell assets at losses in order to maintain liquidity and repay or renew repurchase agreements at maturity.

Our use of hedging strategies to mitigate our interest rate exposure may not be effective and may adversely affect our net income, comprehensive income, liquidity, shareholders’ equity and book value per common share.

We may use interest rate swap agreements, Eurodollar futures, interest rate caps, options, forward contracts and other derivative transactions (collectively, “hedging instruments”) to help mitigate increased financing costs and volatility in the market value of our investments (and therefore shareholders’ equity and book value) from adverse changes in interest rates. Our hedging activity will vary in scope based on. among other things, our portfolio construction and objectives, the actual and implied level and volatility of interest rates, our forecast of future interest rates, and financing sources used. No hedging strategy can completely insulate us from the interest rate risks to which we are exposed, and there can be no assurance that the implementation of any hedging strategy will have the desired impact on our results of operations or financial condition. Hedging instruments we use may adversely affect our results of operations and book value (particularly if interest rates decline) as the fair value of hedging instruments fluctuates with changes in rates (and require us to post margin to counterparties) and also involve an expense that we will incur regardless of the effectiveness of the hedging activity. In periods of rapidly changing interest rates, particularly declining interest rates, our liquidity could be negatively impacted if declines in the value of the hedges is greater than the increase in fair value of the hedged investments.

Our hedging instruments can be traded on an exchange or administered through a clearing house, or are administered under bilateral agreements between us and a counterparty. Bilateral agreements expose us to increased counterparty risk, and we may be at risk of loss of any collateral held by a hedging counterparty if the counterparty becomes insolvent or files for bankruptcy.

Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	The performance of instruments used to hedge may not completely correlate with the performance of the assets or liabilities being hedged;

•	Interest rate hedging can be expensive, particularly during periods of volatile interest rates;

•	Available hedging instruments may not correspond directly with the interest rate risk from which we seek protection;

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The duration of the hedge may not match the duration of the related asset or liability given management’s expectation of future changes in interest rates or a result of the inaccuracies of models in forecasting cash flows on the asset being hedged;

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The value of derivatives used for hedging will be adjusted from time to time in accordance with GAAP to reflect changes in fair value, and downward adjustments, or “mark-to-market losses,” would reduce our earnings, shareholders’ equity, and book value;

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The amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries) to offset interest rate losses may be limited by U.S. federal income tax provisions governing REITs;

•	The credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	The party owing money in the hedging transaction may default on its obligation to pay.

Our hedging transactions, which are intended to limit losses, may actually adversely affect our earnings, which could reduce our ability to pay dividends to our shareholders.

Fluctuations in interest rates may have various negative effects on us and could lead to reduced net interest income, comprehensive income, book value per common share, and liquidity.

Fluctuations in interest rates impact us in a number of ways. For example, in a period of rising rates, particularly increases in the targeted Federal Funds Rate, we may experience a decline in our profitability from borrowing rates increasing faster than interest coupons on our investments reset or our investments mature. We may also experience a decline in profitability from our investments adjusting less frequently or relative to a different index (e.g., six month or one-year LIBOR) from our borrowings (repurchase agreements are typically based on short-term rates like one-month or three-month LIBOR). Once the Federal Reserve announces a higher targeted range or if markets determine that the Federal Reserve is likely to announce a higher targeted range for the Federal Funds Rate, our borrowing costs are likely to immediately increase, thereby negatively impacting our results of operations, financial condition, and book value per common share.

Fluctuations in interest rates may also negatively affect the market value of our securities. Since our MBS are fixed rate or adjust generally over longer-term periods, rising interest rates will reduce the market value of our MBS as a result of higher yield requirements by the market for these types of securities. Reductions in the market value of our MBS could result in margin calls from our lenders, potentially forcing us to sell securities at a loss. Conversely, while declining interest rates are more favorable for us, we may experience increasing prepayments, resulting in reduced profitability due to reinvestment of our capital in lower yielding investments.

Repurchase agreements are generally uncommitted short-term financings with no guaranty of renewal at maturity. Changes to terms of such financing may adversely affect our profitability and our liquidity.

The majority of our repurchase agreements are uncommitted financings from lenders with an average term of ninety days or less. Because repurchase agreements are short-term financing commitments, changes in conditions in the repurchase markets may make it more difficult for us to secure continued financing particularly in periods of high volatility. Additionally, regulatory capital requirements imposed on our lenders by financial and banking regulators have changed significantly in recent years, and as a result, the cost of financing has increased and may continue to increase. In addition, many lenders may find it unprofitable to lend against certain collateral types due to higher regulatory costs and regulatory capital requirements, and thus restrict their lending against such collateral. Because we rely heavily on borrowings under repurchase agreements to finance our investments, our ability to achieve our investment and profitability objectives can depend on our ability to access repurchase agreement financing in sufficient amounts and on favorable terms, and to renew or replace maturing financings on a continuing basis. If the terms on which we borrow change in a meaningful way, or if borrowings are not available, we may be forced to sell assets or our borrowing costs could increase, potentially reducing our profitability and dividends to our shareholders.

We invest in TBA securities and execute TBA dollar roll transactions. It could be uneconomical to roll our TBA contracts or we may be unable to meet margin calls on our TBA contracts, which could negatively affect our financial condition and results of operations.

The Company executes TBA dollar roll transactions which effectively delay the settlement of a forward purchase of a TBA by entering into an offsetting TBA short position, net settling the paired-off positions in cash, and simultaneously entering an identical TBA long position with a later settlement date. Under certain market conditions, TBA dollar roll transactions may result in negative net interest income whereby the Agency RMBS purchased for forward settlement under a TBA contract are priced at a premium to Agency RMBS for settlement in the current month. Market conditions could also adversely impact the TBA dollar roll market. In particular, the announced reduction in the Federal Reserve’s reinvestment of principal payments on Agency RMBS could adversely impact the TBA dollar roll market as this reduction is implemented. Under such conditions, it may be uneconomical to roll our TBA positions prior to the settlement date, and we could have to take physical delivery of the underlying securities and settle our obligations for cash. We may not have sufficient funds or alternative financing sources available to settle such obligations. In addition, pursuant to the margin provisions established by the Mortgage-Backed Securities Division (“MBSD”) of the Fixed Income Clearing Corporation we are subject to margin calls on our TBA contracts and our trading counterparties may require us to post additional margin above the levels established by the MBSD. Negative income on TBA dollar roll transactions or failure to procure adequate financing to settle our obligations or meet margin calls under our TBA contracts could result in defaults or force us to sell assets under adverse market conditions or through foreclosure and adversely affect our financial condition and results of operations.

We invest in assets that are traded in over-the-counter (“OTC”) markets which are less liquid and have less price transparency than securities exchanges. Owning securities that are traded in OTC markets may increase our liquidity risk, particularly in a volatile market environment, because our assets may be more difficult to borrow against or sell in a prompt manner and on terms acceptable to us, and we may not realize the full value at which we previously recorded the investments and/or may incur losses upon sale of these assets.

Though Agency MBS are generally deemed to be very liquid securities, turbulent market conditions in the past have at times significantly and negatively impacted the liquidity of these assets, resulting in reductions in their market value. Non- Agency MBS are typically more difficult to value, less liquid, and experience greater price volatility than Agency MBS. In addition, market values for non-Agency MBS are typically more subjective than Agency MBS. Because of these factors, the number of lenders willing to provide financing for non-Agency MBS or accept them as collateral has generally been limited compared to Agency MBS. Given the trading of our investments in OTC markets, in an extreme case of market stress, a market may not exist for certain of our assets at any price. If the MBS market were to experience a severe or extended period of illiquidity, lenders may refuse to accept our assets as collateral for repurchase agreement financing, which could have a material adverse effect on our results of operations, financial condition and business. A sudden reduction in the liquidity of our investments could limit our ability to finance or could make it difficult to sell investments if the need arises. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the fair value at which we have previously recorded our investments which would result in lower than anticipated gains or higher losses.

Purchases and sales of Agency RMBS by the Federal Reserve may adversely affect the price and return associated with Agency RMBS, which could negatively impact the value of our investments, comprehensive income, book value per common share, and liquidity.

The Federal Reserve owns approximately $1.6 trillion of Agency RMBS as of December 31, 2018. The Federal Reserve is gradually reducing its investment in Agency RMBS by approximately $20 billion a month by not reinvesting principal repayments up to that amount. Any announced or actual increase in the reduction, or if the reduction is not slowed in response to market conditions, prices of Agency RMBS could materially decline which would have a negative impact on the market value of our investments, negatively impacting our comprehensive income, book value per common share, and our liquidity.

Our repurchase agreements and agreements governing certain derivative instruments may contain financial and nonfinancial covenants. Our inability to meet these covenants could adversely affect our financial condition, results of operations, and cash flows.

In connection with certain of our repurchase agreements and interest rate swap agreements, we are required to maintain certain financial and non-financial covenants. As of January 25, 2019, the most restrictive financial covenants require that we have a minimum of $30 million of liquidity and declines in shareholders’ equity no greater than 25% in any quarter and 35% in any year. In addition, virtually all of our repurchase agreements and interest rate swap agreements require us to maintain our status as a REIT and to be exempted from the provisions of the Investment Company Act of 1940 (the “1940 Act”). Compliance with these covenants depends on market factors and the strength of our business and operating results. Various risks, uncertainties and events beyond our control, including significant fluctuations in interest rates and changes in market conditions, could affect our ability to comply with these covenants. Failure to comply with these covenants could result in an event of default, termination of an agreement, acceleration of all amounts owed under an agreement, and generally would give the counterparty the right to exercise certain other remedies under the repurchase agreement, including the sale of the asset subject to repurchase at the time of default, unless we were able to negotiate a waiver in connection with any such default related to failure to comply with a covenant. Any such waiver could be conditioned on an amendment to the underlying agreement and any related guaranty agreement on terms that may be unfavorable to us. If we are unable to negotiate a covenant waiver or replace or refinance our assets under a new repurchase facility on favorable terms or at all, our financial condition, results of operations and cash flows could be adversely affected. Further, certain of our repurchase agreements and interest rate swap agreements have cross-default, cross-acceleration or similar provisions, such that if we were to violate a covenant under one agreement, that violation could lead to defaults, accelerations, or other adverse events under other agreements, as well.

Prepayment rates on the mortgage loans underlying our investments may adversely affect our profitability and the market value of our investments. Changes in prepayment rates may also subject us to reinvestment risk.

We are subject to prepayment risk to the extent that we own investments at premiums to their par value or at yields at a premium to current market yields. Our investment portfolio consists substantially of RMBS and CMBS owned at premiums, and CMBS IO securities which consist entirely of premium, representing the right to receive interest payments on the underlying pools of CMBS loans included in the securitization trust. We amortize the premiums we pay on a security using the effective yield method, which is impacted by actual and projected borrower prepayments of principal on the loans. Prepayments on our investments can occur both on a voluntary and involuntary (i.e., a loan default and subsequent foreclosure and liquidation) basis. Voluntary prepayments tend to increase when interest rates are declining or based on the shape of the yield curve. CMBS and CMBS IO are generally protected from voluntary prepayment for a portion of their expected lives either by an absolute prepayment lock-out on the loan or by yield maintenance or prepayment penalty provisions which serve as full or partial compensation for future lost interest income on the loan. In certain circumstances, compensation for voluntary prepayment on CMBS IO securities may not be sufficient to compensate us for the loss of future excess interest as a result of the prepayment, thereby adversely affecting our results of operations. RMBS provide no specific protection from voluntary prepayment. The actual level of prepayments on our investments will be impacted by economic and market conditions, the absolute levels of interest rates and relative levels of interest rates, the general availability of mortgage credit, and other factors. We have no protection from involuntary prepayments which tend to increase in periods of economic stress and may occur for any of our investment types. Involuntary prepayments on CMBS IO are particularly acute since the investment consists entirely of premium. If we experience actual prepayments in excess of our projections or increase our expectations of future prepayment activity, we will amortize investment premiums at an accelerated rate which could materially reduce our interest income, net income and comprehensive income. In addition, we may reinvest prepayments in lower yielding investments which could lead to lower net interest income and reduced profitability.

Increases in actual prepayment rates or market expectations of prepayment rates could also negatively impact the market value of our investments. Faster prepayments generally negatively impact the market value of RMBS due to less predictability of payments on the underlying mortgage loans and will increase the required market yield on such security. Faster prepayments will also negatively impact the market value of CMBS IO, depending on the amount of prepayment protection for a given security. Increasing prepayments will typically reduce the value of our securities owned at premiums which will negatively impact our book value. We are also more likely to experience margin calls from our lenders as a result of the decline in value of our securities.

Prepayments on large balance, single loan Agency CMBS could result in margin calls by lenders in excess of our available liquidity. As such, we may be at risk of defaulting on a repurchase agreement which could force us to sell assets at a loss.

We may own large balance Agency CMBS which are collateralized by a single-loan. While these Agency CMBS have some form of prepayment protection such as yield maintenance which would compensate us for the prepayment, these securities are collateralizing repurchase agreements. If the single loan CMBS prepays, typically there is a 20-day delay between the announcement of such prepayment and the receipt of cash from the prepayment; however, the repurchase agreement lender may initiate a margin call when the prepayment is announced. If the margin call were large enough, we might not be able to meet such margin call from available liquidity, and we could be forced to sell assets quickly and on terms unfavorable to us to meet the margin call. If we cannot meet the margin call, we may be in default under the repurchase agreement until we receive the cash from the prepayment. Because some of our repurchase agreement borrowings contain cross-default provisions, such default could trigger defaults on and margin calls with respect to other of our repurchase agreement borrowings.

Provisions requiring yield maintenance charges, prepayment penalties, defeasance, or lock-outs in CMBS IO securities may not be enforceable.

Provisions in loan documents for mortgages in CMBS IO securities in which we invest requiring yield maintenance charges, prepayment penalties, defeasance, or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the loan documents requiring yield maintenance charges and prepayment penalties may also be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot be assured that the obligation of a borrower to pay any yield maintenance charge or prepayment penalty under a loan document in a CMBS IO security will be enforceable. Also, we cannot be assured that foreclosure proceeds under a loan document in a CMBS IO security will be sufficient to pay an enforceable yield maintenance charge. If yield maintenance charges and prepayment penalties are not collected, or if a lock-out period is not enforced, we may incur losses to write-down the value of the CMBS IO security for the present value of the amounts not collected, and we will experience lower yields and lower interest income. This would also likely cause margin calls from any lender on the CMBS IO impacted which could have a material adverse effect on our liquidity.

We invest in securities guaranteed by Fannie Mae and Freddie Mac which are currently under conservatorship by the Federal Housing Finance Administration (the “FHFA”). As conservator, the FHFA has assumed all the powers of the shareholders, directors and officers of the GSEs with the goal of preserving and conserving their assets. Both Fannie Mae’s and Freddie Mac’s solvency is being supported by the Treasury through their committed purchases of Fannie Mae and Freddie Mac preferred stock. The ultimate impact on the operations of Fannie Mae and Freddie Mac from the conservatorships and the support they receive from the U.S. government is not determinable and could affect Fannie Mae and Freddie Mac in such a way that our business, operations and financial condition may be adversely affected.

The FHFA placed Fannie Mae and Freddie Mac under federal conservatorship in 2008. As its conservator, the FHFA has broad regulatory powers over Fannie Mae and Freddie Mac and has entered into Preferred Stock Purchase Agreements, as amended, (“PSPAs”) pursuant to which the Treasury ensures that Fannie Mae and Freddie Mac will separately maintain a positive net worth by committing to purchase their preferred stock. The FHFA as the regulator of the GSEs has proposed several reforms including, among other things, building a common, single, securitization platform between the two entities and gradually contracting their presence in the mortgage marketplace. In addition, the U.S. Congress at various times has considered structural changes to the GSEs, including winding down the GSEs and replacing them with a privately capitalized system that is intended to preserve market liquidity and protect taxpayers from future GSE losses due to economic downturns.

The outcome of the conservatorship and the scope and nature of actions that may ultimately be taken by the U.S. Congress to reform the GSEs and the housing finance system, are not predictable at this point. Actions limiting the guarantee on future Agency MBS could impact the amount of Agency MBS available to be purchased which could lead to increased competition and reduced returns from these assets. It could also negatively impact our ability to comply with the provisions of the 1940 Act (see further discussion below regarding the 1940 Act). On the other hand, actions expanding the guarantee on future Agency MBS could make Agency MBS more expensive and could impact potential returns on these investments.

Fannie Mae’s and Freddie Mac’s long-term financial viability is highly dependent on governmental support. If the Treasury withdraws its support, the value of Agency MBS could significantly decline, which would make it difficult for us to obtain repurchase agreement financing and could force us to sell assets at substantial losses. In addition, future policies that change the relationship between Fannie Mae and Freddie Mac and the U.S. government, including those that result in their winding down, release from conservatorship, nationalization, privatization, or elimination, may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae and Freddie Mac. As a result, such policies could increase the risk of loss on investments in Agency MBS. It also is possible that such policies could adversely impact the market for such securities and spreads at which they trade, and thereby adversely impact the profitability of our investments.

All of the foregoing could materially adversely affect the availability, pricing, liquidity, market value and financing of our assets and materially adversely affect our business, operations and financial condition.

Our investment strategy includes investing in non-Agency MBS with credit risk. Many of these securities have some form of subordinate credit enhancement within the security structure. The performance of these securities is dependent in large part on the performance of the underlying mortgage loans relative to the amount of the subordinate credit enhancement within the security structure. These mortgage loans are subject to defaults, foreclosure timeline extension, fraud, price depreciation, and unfavorable modification of loan principal amount, interest rate, and premium, any of which could result in losses to us.

Non-Agency MBS are secured by mortgage loans (generally single family residential properties for RMBS and pools of commercial mortgage loans for CMBS) that have no guarantee of repayment. Typically, non-Agency

MBS have non-rated or low rated tranches or classes that are subordinate to principal payments to higher rated classes and absorb losses on the liquidation of the underlying loans. We own securities that generally have some form of credit subordination to our investment with respect to credit losses on the underlying mortgage loans. We bear a risk of loss of principal on our security to the extent losses experienced on the loans in these securities are in excess of such subordination.

Commercial mortgage loans that collateralize CMBS and CMBS IO generally have a higher principal balance, and the ability of a borrower to repay a loan secured by an income-producing property typically is dependent upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of a commercial property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things, economic conditions, tenancy, location and condition, property management decisions, competition, regulations, environmental conditions, occupancy rates, interest rates and real estate tax rates and other operating expenses. Losses on underlying commercial mortgage loans will potentially impact the yield on the CMBS and CMBS IO securities we own and could also negatively impact their market value. Negative impacts on yields will reduce our net income and reductions in market values could lead to margin calls by our lenders which, if significant, could force us to sell assets possibly at losses to meet margin calls.

RMBS securities are generally collateralized by pools of single family mortgage loans which have less idiosyncratic risk than CMBS and CMBS IO. The ability of a borrower to repay a mortgage loan secured by a residential property is dependent upon the income or assets of the borrower. Many factors may impair borrowers’ abilities to repay their loans, including among other things, their employment situation, economic conditions, and the availability of refinancing. In the event of defaults on the residential mortgage loans that underlie our investments in RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments.

Changes in the method of determining LIBOR, or the replacement of LIBOR with an alternative reference rate, may adversely affect interest expense related to outstanding debt.

We have a committed master repurchase agreement where the cost of borrowing under such agreement is based on LIBOR and counterparty payments to us under interest rate swap agreements are based on LIBOR. In addition, repurchase agreement borrowings are based on secured funding rates which we believe in part are correlated to LIBOR. As the result of an investigation into the manipulation of LIBOR, on September 28, 2012, British regulators published a report on LIBOR. The report concluded that LIBOR should be retained as a benchmark but recommended a comprehensive reform of LIBOR, including replacing the British Banker’s Association (the “BBA”) with a new independent administrator of LIBOR. Based on this report, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (“FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (i) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (ii) firms submitting LIBOR-related data to the administrator establish and maintain a clear conflict-of-interest policy and appropriate systems and controls. In response, ICE Benchmark Administration Limited (“IBA”) was appointed as the independent LIBOR administrator, effective in early 2014. It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which LIBOR is determined, the administration of LIBOR by IBA, and any other reforms to LIBOR that will be enacted in the United Kingdom and elsewhere. In addition, any changes announced by the FCA, the BBA, IBA, or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which LIBOR is determined, as well as manipulative practices or the cessation thereof, may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the level of the index. Fluctuation or discontinuation of LIBOR could affect our interest expense and earnings and the fair value of certain of our derivative instruments. We rely on interest rate hedge agreements to mitigate our exposure to such interest rate risk on a portion of our debt obligations. However, there is no assurance these arrangements will be effective in reducing our exposure to changes in interest rates.

In November 2014, the U.S. Federal Reserve established a working group composed of large U.S. financial institutions, the Alternative Reference Rates Committee (“ARRC”), to identify a set of alternative interest reference rates to LIBOR. In a May 2016 interim report, the ARRC narrowed its choice to two LIBOR alternatives. The first choice was the Overnight Bank Funding Rate (“OBFR”), which consists of domestic and foreign unsecured borrowing in U.S. dollars. The U.S. Federal Reserve has been calculating and publishing the OBFR since March 2016. The second alternative rate to LIBOR was the Treasury General Collateral rate, which is composed of repurchase transactions secured by U.S. Treasuries or other assets accepted as collateral by the majority of intermediaries in the repurchase market.

In June 2017, the ARRC selected the Secured Overnight Financing Rate (“SOFR”), a new index calculated by reference to short-term repurchase agreements backed by U.S. Treasury securities, as its preferred replacement for U.S. dollar LIBOR. SOFR is observed and backward looking, which stands in contrast to LIBOR under the current methodology, which is an estimated forward-looking rate and relies, to some degree, on the expert judgment of submitting panel members. Given that SOFR is a secured rate backed by government securities, it does not take into account bank credit risk (as is the case with LIBOR). SOFR is therefore likely to be lower than LIBOR and is less likely to correlate with the funding costs of financial institutions. The first publication of SOFR was released by the Federal Reserve Bank of New York in April 2018. Whether or not SOFR attains market acceptance as a LIBOR replacement tool remains in question. As such, the future of LIBOR and potential alternatives at this time remains uncertain.

On July 27, 2017, the FCA announced that it would phase out LIBOR as a benchmark by the end of 2021. It is unclear whether new methods of calculating LIBOR will be established such that it continues to exist after 2021. When LIBOR ceases to exist, we may need to amend certain agreements with our lenders that utilize LIBOR as a factor in determining the interest rate based on a new standard that is established, if any. The transition to an alternative rate will require careful and deliberate consideration and implementation so as to not disrupt the stability of financial markets. There is no guarantee that a transition from LIBOR to an alternative will not result in financial market disruptions, significant increases in benchmark rates, or borrowing costs to borrowers, any of which could have an adverse effect on our business, results of operations, and our financial condition.

We may change our investment strategy, operating policies, dividend policy, and/or asset allocations without shareholder consent and/or in a manner in which shareholders, analysts, and capital markets may not agree, which could adversely affect our financial condition, results of operations, the market price of our common stock, and our ability to pay dividends to our shareholders.

A change in our investment strategy or asset allocation may materially change our exposure to interest rate and/or credit risk, default risk and real estate market fluctuations. These changes could have a material impact on our ability to continue to pay a dividend at a level that we had previously paid before the change in strategy. Furthermore, if any change in investment strategy, asset allocation, operating or dividend policy is perceived negatively by the markets or analysts covering our stock, our stock price may decline. Part of our investment strategy includes deciding whether to reinvest payments received on our existing investment portfolio. Based on market conditions, our leverage, and our liquidity profile, we may decide to not reinvest the cash flows we receive from our investment portfolio. If we retain, rather than reinvest, these cash flows, the size of our investment portfolio and the amount of net interest income generated by our investment portfolio will likely decline. In addition, if the assets we acquire in the future earn lower yields than the assets we currently own, our reported earnings per share will likely decline over time as the older assets pay down or are sold.

Competition may prevent us from acquiring new investments at favorable yields, and we may not be able to achieve our investment objectives which may potentially have a negative impact on our profitability.

Our comprehensive income will largely depend on our ability to acquire mortgage-related assets with acceptable risk return profiles at favorable spreads over our borrowing costs. The availability of mortgage-related assets meeting our investment criteria depends upon, among other things, the level of activity in the real estate market and the quality of and demand for securities in the mortgage securitization and secondary markets. The size and level of activity in real estate lending markets depends on various factors, including interest rates, regional and national economic conditions, and real estate values. In acquiring investments, we may compete with other purchasers of these types of investments, including but not limited to other mortgage REITs, broker-dealers, hedge funds, banks, insurance companies, mutual funds, GSEs and other entities that purchase assets similar to ours, many of which have greater financial resources than we do. As a result of these factors, we may not be able to acquire sufficient assets at acceptable spreads to our borrowing costs, which would adversely affect our profitability.

Clearing facilities or exchanges may increase the margin requirements we are required to post when entering into derivative instruments, which may negatively impact our ability to hedge and our liquidity.

We are required to post margin when entering into a hedging instrument which is traded on an exchange or administered through a clearing house. The amount of margin is set for each derivative by the exchange or clearinghouse and in prior periods, exchanges have required additional margin in response to events having or expected to have adverse economic consequences. In the event that future adverse economic developments or market uncertainty (including those due to governmental, regulatory, or legislative action or inaction) result in increased margin requirements for our hedging instruments, it could materially adversely affect our liquidity position, business, financial condition and results of operations.

We may be subject to the risks associated with inadequate or untimely services from third-party service providers, which may negatively impact our results of operations. We also rely on corporate trustees to act on behalf of us and other holders of securities in enforcing our rights.

Loans underlying non-Agency MBS we own are serviced by third-party service providers. These servicers provide for the primary and special servicing of these securities. In that capacity these service providers control all aspects of loan collection, loss mitigation, default management and ultimate resolution of a defaulted loan including as applicable the foreclosure and sale of the real estate owned. The servicer has a fiduciary obligation to act in the best interest of the securitization trust, but significant latitude exists with respect to certain of its servicing activities. We have no contractual rights with respect to these servicers, and our risk management operations may not be successful in limiting future delinquencies, defaults, and losses. If a third party servicer fails to perform its duties under the securitization documents, this may result in a material increase in delinquencies or losses to the securities. As a result, the value of the securities may be impacted, and we may incur losses on our investment.

In addition, should a servicer experience financial difficulties, it may not be able to perform its obligations. Due to application of provisions of bankruptcy law, servicers who have sought bankruptcy protection may not be required to make advance payments required under the terms of the agreements governing the securities of amounts due from loan borrowers. Even if a servicer were able to advance amounts in respect of delinquent loans, its obligation to make the advances may be limited to the extent that is does not expect to recover the advances due to the deteriorating credit of the delinquent loans.

We also rely on corporate trustees to act on behalf of us and other holders of securities in enforcing our rights. Under the terms of most securities we hold we do not have the right to directly enforce remedies against the issuer of the security, but instead must rely on a trustee to act on behalf of us and other security holders.

Should a trustee not be required to take action under the terms of the securities, or fail to take action, we could experience losses.

Credit ratings assigned to debt securities by the credit rating agencies may not accurately reflect the risks associated with those securities. Changes in credit ratings for securities we own or for similar securities might negatively impact the market value of these securities.

Rating agencies rate securities based upon their assessment of the safety of the receipt of principal and interest payments on the securities. Rating agencies do not consider the risks of fluctuations in fair value or other factors that may influence the value of securities and, therefore, the assigned credit rating may not fully reflect the true risks of an investment in securities. Also, rating agencies may fail to make timely adjustments to credit ratings based on available data or changes in economic outlook or may otherwise fail to make changes in credit ratings in response to subsequent events, so the credit quality of our investments may be better or worse than the ratings indicate. We attempt to reduce the impact of the risk that a credit rating may not accurately reflect the risks associated with a particular debt security by not relying solely on credit ratings as the indicator of the quality of an investment. We make our acquisition decisions after factoring in other information that we have obtained about the loans underlying the security and the credit subordination structure of the security. Despite these efforts, our assessment of the quality of an investment may also prove to be inaccurate and we may incur credit losses in excess of our initial expectations.

Credit rating agencies may change their methods of evaluating credit risk and determining ratings on securities backed by real estate loans and securities. These changes may occur quickly and often. The market’s ability to understand and absorb these changes, and the impact to the securitization market in general, are difficult to predict. Such changes may have a negative impact on the value of securities that we own.

If a lender to us in a repurchase transaction defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if we default on our obligations under a repurchase agreement, we will incur losses.

Repurchase agreement transactions are legally structured as the sale of a security to a lender in return for cash from the lender. These transactions are accounted for as financing agreements because the lenders are obligated to resell the same securities back to us at the end of the transaction term. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities, if the lender defaults on its obligation to resell the same securities back to us, we would incur a loss on the transaction equal to the difference between the value of the securities sold and the amount borrowed from the lender. The lender may default on its obligation to resell if it experiences financial difficulty or if the lender has re-hypothecated the security to another party who fails to transfer the security back to the lender. Additionally, if we default on one of our obligations under a repurchase agreement, the lender can terminate the transaction, sell the underlying collateral and cease entering into any other repurchase transactions with us. Any losses we incur on our repurchase transactions could adversely affect our earnings and reduce our ability to pay dividends to our shareholders.

In the event of bankruptcy either by ourselves or one or more of our third party lenders, under the U.S. Bankruptcy Code, assets pledged as collateral under repurchase agreements may not be recoverable by us. We may incur losses equal to the excess of the collateral pledged over the amount of the associated repurchase agreement borrowing.

In the event that one of our lenders under a repurchase agreement files for bankruptcy, it may be difficult for us to recover our assets pledged as collateral to such lender. In addition, if we ever file for bankruptcy, lenders under our repurchase agreements may be able to avoid the automatic stay provisions of the U.S. Bankruptcy Code and take possession of and liquidate our collateral under our repurchase agreements without delay. In the event of a bankruptcy by one of our lenders, or us, we may incur losses in amounts equal to the excess of our collateral pledged over the amount of repurchase agreement borrowing due to the lender.

If we fail to properly conduct our operations, we could become subject to regulation under the 1940 Act. Conducting our business in a manner so that we are exempt from registration under and compliance with the 1940 Act may reduce our flexibility and could limit our ability to pursue certain opportunities.

We seek to conduct our operations to avoid falling under the definition of an investment company pursuant to the 1940 Act. Specifically, we seek to conduct our operations under the exemption provided under Section 3(c)(5)(C) of the 1940 Act, a provision available to companies primarily engaged in the business of purchasing and otherwise acquiring mortgages and other liens on and interests in real estate. According to SEC no-action letters, companies relying on this exemption must ensure that at least 55% of their assets are mortgage loans and other qualifying assets, and at least 80% of their assets are real estate-related. The 1940 Act requires that we and each of our subsidiaries evaluate our qualification for exemption under the Act. Our subsidiaries will rely either on Section 3(c)(5)(C) or other sections that provide exemptions from registering under the 1940 Act, including Sections 3(a)(1)(C) and 3(c)(7). The SEC issued a concept release in 2011 announcing that it was reviewing the Section 3(c)(5)(C) exemption, particularly as it relates to mortgage REITs, but has not taken any action or issued any interpretive guidance since that time. We believe that we are operating our business in accordance with the exemption requirements of Section 3(c)(5)(C).

Under the 1940 Act, an investment company is required to register with the SEC and is subject to extensive restrictive and potentially adverse regulations relating to, among other things, operating methods, management, capital structure, leverage, dividends, and transactions with affiliates. If we were determined to be an investment company, our ability to use leverage and conduct business as we do today would be substantially impaired.

If we fail to abide by certain Commodity Futures Trading Commission (“CFTC”) rules and regulations, we may be subject enforcement action by the CFTC.

On December 7, 2012, the CFTC’s Division of Swap Dealer and Intermediary Oversight (the “Division”) issued noaction relief from commodity pool operator (“CPO”) registration to mortgage REITs that use CFTC-regulated products (“commodity interests”) and that satisfy certain enumerated criteria. Pursuant to the no-action letter, the Division will not recommend that the CFTC take enforcement action against a mortgage REIT if its operator fails to register as a CPO, provided that the mortgage REIT (i) submits a claim to take advantage of the relief and (ii) the mortgage REIT: (a) limits the initial margin and premiums required to establish its commodity interest positions to no greater than 5% of the fair market value of the mortgage REIT’s total assets; (b) limits the net income derived annually from its commodity interest positions, excluding the income from commodity interest positions that are “qualifying hedging transactions,” to less than 5% of its annual gross income; (c) does not market interests in the mortgage REIT to the public as interests in a commodity pool or otherwise in a vehicle for trading in the commodity futures, commodity options or swaps markets; and (d) either: (A) identified itself as a “mortgage REIT” in Item G of its last U.S. income tax return on Form 1120-REIT; or (B) if it has not yet filed its first U.S. income tax return on Form 1120- REIT, it discloses to its shareholders that it intends to identify itself as a “mortgage REIT” in its first U.S. income tax return on Form 1120-REIT.

We believe that we have complied with all of the requirements set forth above as of the date of this prospectus supplement. If we fail to satisfy the criteria set forth above, or if the criteria change, we may become subject to CFTC regulation or enforcement action, the consequences of which could have a material adverse effect on our financial condition or results of operations.

We are highly dependent on information and communication systems and third parties, and systems failures or cybersecurity incidents could significantly disrupt our business or lead to significant losses, which may, in turn, negatively affect the market price of our common and preferred stocks and our ability to operate our business.

Our business is highly dependent on communications and information systems particularly as it relates to the custodians of our investments and our lenders. Any failure or interruption of our communication or information systems, or any cyberattack or security breach of our networks or systems, could cause delays or other problems in our trading or borrowing activities, including MBS trading and repurchase agreement borrowing activities, or could lead to unauthorized trading activity, any of which could have a significant adverse effect on our financial condition or results of operations. A disruption or breach could also lead to unauthorized access to and release, misuse, loss or destruction of our confidential information or personal or confidential information of our employees or third parties, which could lead to regulatory fines, costs of remediating the breach, reputational harm, and fewer third parties that are willing to conduct business with us. In addition, we also face the risk of operational failure, termination or capacity constraints of any of the third parties with which we do business or that facilitate our business activities, including custodians, clearing agents or other financial intermediaries we use to facilitate our securities transactions, if their respective communication or information systems experience failure, interruption, cyber-attacks, or security breaches. We may face increased costs as we continue to evolve our cyber defenses in order to contend with changing risks and to monitor our systems for cyber-attacks and security threats. These costs and losses associated with these risks are difficult to predict and quantify, but could have a significant adverse effect on our results of operations.

Computer malware, viruses, computer hacking and phishing attacks have become more prevalent and may occur on our systems. Although we have not detected a material cybersecurity breach to date, other financial services institutions have reported material breaches of their systems, some of which have been significant. Even with all reasonable security efforts, not every breach can be prevented or even detected, and it is possible that we have experienced an undetected breach. There is no assurance that we, or the third parties that facilitate our business activities, have not or will not experience a breach. It is difficult to determine what, if any, negative impact may directly result from any specific interruption or cyber-attacks or security breaches of our networks or systems (or the networks or systems of third parties that facilitate our business activities) or any failure to maintain performance, reliability and security of our technical infrastructure, but such computer malware, viruses, and computer hacking and phishing attacks may negatively affect our operations. We rely heavily on our financial, accounting and other data processing systems, and any failure to maintain performance, reliability and security of these systems and our other technical infrastructure could have a significant adverse effect on our financial condition or results of operations.

We pay a monthly dividend to our shareholders. A monthly dividend strategy could attract shareholders that are especially sensitive to the level and frequency of the dividend. If we were to reduce the dividend or change back to a quarterly payment cycle, our share price could materially decline.

Our strategy of paying a monthly dividend is designed in part to attract retail shareholders that invest in stocks which pay a monthly dividend. As of January 25, 2019, only three other mortgage REITs pay a monthly dividend and the ownership of our stock may become overly concentrated in shareholders who only invest in monthly dividend paying stocks. These shareholders may be more sensitive to reductions in the dividend or a change in the payment cycle and our share price could materially decline if we were to reduce the dividend or change the payment cycle of our dividend.

Risks related to regulatory policy

The effects of legislative and regulatory changes on our business, the housing finance industry, and the markets in which we invest and borrow are uncertain and may be adverse to our business, results of operations, and financial condition.

As a result of the financial crisis in 2007 to 2008, Congress passed the Dodd-Frank Act in July 2010 which significantly increased the regulation of, and as a result significantly reduced certain activities of affected financial institutions. It also created agencies such as the Consumer Financial Protection Bureau (“CFPB”) and expanded certain powers of government regulatory agencies in an effort to enhance oversight of the financial services industry, including the housing finance industry. Although much of the Dodd-Frank Act has been implemented, there are some key aspects of the legislation not yet implemented. There is significant uncertainty regarding the legislative and regulatory changes that will be implemented or proposed by the administration of President Trump and the current U.S. Congress, particularly regarding the possible repeal of portions of the Dodd-Frank Act, housing policy and housing finance reform in the U.S., and the future roles of regulatory agencies such as the CFPB. Due to this uncertainty, it is not possible for us to predict how legislative or regulatory changes will affect our business, and there can be no assurance that these regulations will not have an adverse impact on our business, results of operations, or financial condition.

In addition, there is an ongoing debate over the degree and kind of regulation that should be applied to entities that participate in what is popularly referred to as “shadow banking.” While there is no authoritative definition of what “shadow banking” is, it generally refers to financial intermediation involving entities and activities outside of the traditional depositary banking system, such as mortgage REITs, repurchase agreement financing, securitizations, private equity funds and hedge funds. A general policy concern is that an aspect or component of shadow banking that is not subject to banking regulation—such as safety and soundness regulation and capital requirements—or other government oversight could be a source of financial instability or pose systemic risk to the broader banking and financial markets. Several organizations, including the Financial Stability Board (an international organization comprised of representatives from national financial authorities, central banks and international finance organizations primarily from the Group of Twenty Nations) and the Financial Stability Oversight Council (established by the Dodd-Frank Act) have issued policy recommendations to strengthen oversight and regulation of shadow banking. While at this stage it is difficult to predict the type and scope of any new regulations that may be adopted, if such regulations were to extend the regulatory and supervisory requirements currently applicable to banks, such as capital and liquidity standards, to our business or that of our financing counterparties or mortgage originators, or were to otherwise classify all or a portion of our business (including financing strategy) as shadow banking, our regulatory and operating costs, particularly borrowing costs, could increase, which may have a material adverse effect on our business.

U.S. regulators have adopted capitalization standards for U.S. domiciled broker dealers of foreign banks. When fully implemented, these regulations and capitalization standards may impact the future availability of repurchase agreement financing which could impact our business model and adversely affect our financial conditions and results of operations.

The Federal Reserve has adopted rules that will require foreign bank holding companies with combined U.S. assets of more than $50 billion to establish an intermediate holding company (“IHC”) that is headquartered in the U.S. over the company’s U.S. subsidiaries. Any such IHC will be subject to U.S. regulatory capital and leverage requirements, subject to meeting relevant asset thresholds, as well as regulatory capital planning and stress testing requirements. This increased regulatory oversight could further limit the repurchase agreement financing made available by these foreign IHCs and their subsidiaries and affiliates, which could further increase our cost of financing. If the increased regulatory oversight causes the availability of repurchase agreement financing to decline, we may have fewer financing options in the future which could lead to lower profitability and could adversely affect our financial condition.

During 2015, U.S. federal banking regulators adopted final rules to impose a capital surcharge on U.S. banks that are global systemically important banks. This capital surcharge began in 2016 and will continue being phased in until 2019 and requires these institutions to hold from 1.0% to 4.5% additional common equity Tier 1 capital, depending on the institution’s systemic importance calculated as provided in the final rules, over the minimum risk-based capital requirements. During 2016, U.S. federal banking regulators adopted final rules to impose loss absorbency requirements, or a measure of combined eligible Tier 1 capital and eligible long-term debt, on U.S. banks that are global systemically important banks. These rules also require these institutions to maintain an outstanding amount of eligible long-term debt based on either risk-weighted assets or average total consolidated assets. These final rules aim to increase covered institutions’ capital and leverage ratios and to increase the capital available to support or resolve these institutions in periods of severe market stress or in the event of resolution. Application of the capital surcharge and loss absorbency requirements may change the leverage and funding profiles of the largest U.S. banks and their affiliates and counterparties, including entities from which we obtain financing, and could lead to a reduction in the amount of repurchase financing made available to the financing markets.

Risks related to our taxation as a REIT and other tax related matters

Qualifying as a REIT involves highly technical and complex provisions of the Code, and a technical or inadvertent violation could jeopardize our REIT qualification. Maintaining our REIT status may reduce our flexibility to manage our operations.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Our operations and use of leverage also subject us to interpretations of the Code, and technical or inadvertent violations of the relevant requirements under the Code could cause us to lose our REIT status or to pay significant penalties and interest. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Maintaining our REIT status may limit flexibility in managing our operations. For instance:

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If we make frequent asset sales from our REIT entities to persons deemed customers, we could be viewed as a “dealer,” and thus subject to 100% prohibited transaction taxes or other entity level taxes on income from such transactions.

•	Compliance with the REIT income and asset requirements may limit the type or extent of hedging that we can undertake and could limit our ability to invest in TBA securities.

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Our ability to own non-real estate related assets and earn non-real estate related income is limited. Our ability to own equity interests in other entities is limited. If we fail to comply with these limits, we may be forced to liquidate attractive assets on short notice on unfavorable terms in order to maintain our REIT status.

•	Our ability to invest in taxable subsidiaries is limited under the REIT rules. Maintaining compliance with this limitation could require us to constrain the growth of future taxable REIT affiliates.

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Notwithstanding our NOL carryforward, meeting minimum REIT dividend distribution requirements could reduce our liquidity. Earning non-cash REIT taxable income could necessitate our selling assets, incurring debt, or raising new equity in order to fund dividend distributions.

•	Stock ownership tests may limit our ability to raise significant amounts of equity capital from one source.

If we do not qualify as a REIT or fail to remain qualified as a REIT, we may be subject to tax as a regular corporation and could face a tax liability, which would reduce the amount of cash available for distribution to our shareholders.

We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, after consideration of our NOL carryforward but not considering any dividends paid to our shareholders during the respective tax year. If we could not otherwise offset this taxable income with our NOL carryforward, the resulting corporate tax liability could be material to our results and would reduce the amount of cash available for distribution to our shareholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Code provisions, we also would be disqualified from taxation as a REIT until the fifth taxable year following the year for which we failed to qualify as a REIT.

The passage of the Tax Cut and Jobs Act of 2017 (“TCJA”) may adversely affect the U.S. residential housing market, which could adversely affect our business.

The TCJA includes changes that could have an adverse impact on the U.S. residential housing and housing finance markets and potentially impact the market value of our investments. Among other items, the TCJA imposes restrictions on the deductibility of interest on mortgage debt, state and local income taxes, and sales and property taxes, which may reduce home affordability and/or demand for residential real estate and adversely affect home prices. In addition, such changes may increase taxes payable by certain borrowers, thereby reducing their available cash and adversely impacting their ability to make payments on their residential mortgages, which in turn, could cause losses on our investments.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders that are taxed at individual rates is lower than corresponding maximum ordinary income tax rates. Dividends payable by REITs, however, are generally not eligible for the reduced rates on qualified dividend income. Rather, under the TCJA, qualified REIT dividends constitute “qualified business income” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a 29.6% maximum federal tax rate (plus the 3.8% surtax on net investment income, if applicable) for individual U.S. stockholders. Additionally, without further legislative action, the 20% deduction applicable to qualified REIT dividends will expire on January 1, 2026. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Legislative or other actions affecting REITs could materially and adversely affect us and our stockholders.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us and our stockholders. We cannot predict how changes in the tax laws might affect us or our stockholders. New legislation, U.S. Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences of such qualification.

In addition, the effect of substantive changes made by the TCJA is highly uncertain, both in terms of their direct effect on the taxation of an investment in our common stock and their indirect effect on the value of our assets. Furthermore, many of the provisions of the TCJA will require guidance through the issuance of U.S. Treasury regulations in order to assess their effect. There may be a substantial delay before such regulations are promulgated or finalized, increasing the uncertainty as to the ultimate effect of the statutory amendments on us. It is also likely that there will be technical corrections legislation proposed with respect to the TCJA, the timing and effect of which cannot be predicted and may be adverse to us or our stockholders.

We have not established a minimum dividend payment level and we cannot assure you of our ability to pay dividends in the future.

We intend to pay regular dividends to our common stockholders and to make distributions to our shareholders in amounts such that all or substantially all of our taxable income, subject to certain adjustments including utilization of our NOL, is distributed. However, we have not established a minimum dividend payment level, and the amount of our dividend will fluctuate. Our ability to pay dividends may be adversely affected by the risk factors described herein. All distributions will be made at the discretion of our Board of Directors and will depend on our GAAP and tax earnings, our financial condition, the requirements for REIT qualification and such other factors as our Board of Directors may deem relevant from time to time. We may not be able to make distributions, or our Board of Directors may change our dividend policy in the future. To the extent that we decide to pay dividends in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital reduces the basis of a stockholder’s investment in our common stock to the extent of such basis and is treated as capital gain thereafter.

Our ability to invest in and dispose of TBA securities could be limited by our REIT status, and we could lose our REIT status as a result of these investments.

The Code is unclear regarding whether TBA securities are qualifying assets for the 75% asset test and whether income and gains from dispositions of TBA securities are qualifying income for the 75% gross income test. In addition, there is uncertainty under the Code pursuant to the “5% asset test,” whereby ownership of any stocks or securities that do not qualify under the 75% asset test must be limited, in respect of any single non-governmental issuer, to an amount not greater than 5% of the value of our total assets (excluding ownership of any taxable REIT subsidiaries). Given the uncertainty regarding the tax treatment of TBAs, we will seek to limit our investment in TBAs and any other non-qualifying assets to no more than 25% of our assets at the end of any calendar quarter and will limit our investments in TBAs with a single counterparty to no more than 5% of our total assets at the end of any calendar quarter. Further, we will attempt to limit our gains from TBA transactions and any other non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to invest in TBAs utilizing dollar roll transactions could be limited. If at some point in the future we receive a written opinion that TBAs are more likely than not to be qualifying assets for the 75% asset test and to generate qualifying income for the 75% gross income test, we may subsequently increase our investment in TBAs.

Moreover, even if we receive an opinion that TBAs and the related transactions should be treated as qualifying assets or that income and gains from dispositions of TBAs should be treated as qualifying income, the IRS could successfully challenge that position. In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBAs, together with our other non-qualifying assets for the 75% asset test, exceeded 25% of our gross assets at the end of any calendar quarter or if the value of our investments in TBAs with a single counterparty exceeded 5% of our total assets at the end of any calendar quarter or (ii) our income and gains from the disposition of TBAs, together with our other non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year. Any such penalty tax or failure to qualify as a REIT could adversely affect our business operations, financial condition or results of operations.

For REIT test purposes, we treat repurchase agreement transactions as financing of the investments pledged as collateral. If the IRS disagrees with this treatment our ability to qualify as a REIT could be adversely affected.

Repurchase agreement financing arrangements are structured legally as a sale and repurchase whereby we sell certain of our investments to a counterparty and simultaneously enter into an agreement to repurchase these securities at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the investments sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such sale and repurchase agreement, notwithstanding that such agreement may legally transfer record ownership of the securities to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow and our profitability.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure or considered prohibited transactions under the Code, and state or local income taxes. Any of these taxes would decrease cash available for distribution to our shareholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from prohibited transactions, we may hold some of our assets through a taxable REIT subsidiary (“TRS”) or other subsidiary corporations that will be subject to corporate-level income tax at regular rates to the extent that such TRS does not have an NOL carryforward. Any of these taxes would decrease cash available for distribution to our shareholders.

Recognition of excess inclusion income by us could have adverse consequences to us or our shareholders.

Certain of our securities have historically generated excess inclusion income and may continue to do so in the future. Certain categories of shareholders, such as foreign shareholders eligible for treaty or other benefits, shareholders with NOLs, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to excess inclusion income. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax.

Our future use of our tax NOL carryforward is limited under Section 382 of the Code, which could result in higher taxable income and greater distribution requirements in order to maintain our REIT status. Further, if we unknowingly undergo another ownership change pursuant to Section 382, or miscalculate the limitations imposed by a known ownership change, and utilize an impermissible amount of the NOL, we may fail to meet the distribution requirements of a REIT and therefore we could lose our REIT status.

We can use our tax NOL carryforward to offset our taxable earnings after taking the REIT distribution requirements into account. Section 382 of the Code limits the amount of NOL that could be used to offset taxable earnings after an “ownership change” occurs. A Section 382 ownership change generally occurs if one or more shareholders who own at least 5% of our stock, or certain groups of shareholders, increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period.

In 2012, we experienced an ownership change under Section 382 and based on management’s analysis and expert third party advice, which necessarily includes certain assumptions regarding the application of Section 382, we determined that the ownership change under Section 382 will limit our ability to use our NOL carryforward to offset our taxable income to an estimated maximum amount of $13.5 million per year. Because NOLs generally may be carried forward indefinitely, this annual limitation may effectively limit the cumulative amount of pre-ownership change losses and certain recognized built-in losses that we may utilize. This would result in higher taxable income and greater distribution requirements in order to maintain REIT qualification than if such limitation were not in effect.

We may incur additional ownership changes under Section 382 in the future, in which case the use of our NOL could be further limited. If further ownership changes occur, Section 382 would impose stricter annual limits on the amount of preownership change NOLs and other losses we could use to reduce our taxable income.

If we unknowingly undergo another ownership change under Section 382, or miscalculate the limitations imposed by a known ownership change, the use of the NOL could be limited more than we have determined and we may utilize (or may have utilized) more of the NOL than we otherwise may have been allowed. In such an instance we may be required to pay taxes, penalties and interest on the excess amount of NOL used, or we may be required to declare a deficiency dividend to our shareholders for the excess amount. In addition, if any impermissible use of the NOL led to a failure to comply with the REIT distribution requirements, we could fail to qualify as a REIT.

Risks related to our corporate structure

The stock ownership limit imposed by the Code for REITs and our Articles of Incorporation may restrict our business combination opportunities. The stock ownership limitation may also result in reduced liquidity in our stock and may result in losses to an acquiring shareholder.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year. Our Articles of Incorporation, with certain exceptions, authorize our Board of Directors to take the actions that are necessary and desirable to qualify as a REIT. Pursuant to our Articles of Incorporation, no person may beneficially or constructively own more than 9.8% of our capital stock (including our common stock, Series A Preferred Stock, and Series B Preferred Stock). Our Board of Directors may grant an exemption from this 9.8% stock ownership limitation, in its sole discretion, subject to such conditions, representations and undertakings as it may determine are reasonably necessary.

Whether we would waive the ownership limitation for any other shareholder will be determined by our Board of Directors on a case by case basis. Our Articles of Incorporation’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed as constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding stock and thus be subject to the ownership limit. The Board of Directors has the right to refuse to transfer any shares of our capital stock in a transaction that would result in ownership in excess of the ownership limit. In addition, we have the right to redeem shares of our capital stock held in excess of the ownership limit.

The ownership limits imposed by the tax law are based upon direct or indirect ownership by “individuals,” but only during the last half of a tax year. The ownership limits contained in our Articles of Incorporation apply to the ownership at any time by any “person,” which includes entities, and are intended to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our stock or otherwise be in the best interest of our shareholders.

The stock ownership limit imposed by the Code for REITs and our Articles of Incorporation may impair the ability of holders to convert shares of our Series A Preferred Stock or Series B Preferred Stock into shares of our common stock upon a change of control.

The terms of our Series A Preferred Stock and Series B Preferred Stock provide that, upon occurrence of a change of control (as defined in the Articles of Incorporation), each holder of Series A Preferred Stock or Series B Preferred Stock will potentially have the right to convert in conjunction with a change in control all or part of the Series A Preferred Stock and Series B Preferred Stock held by such holder into a number of shares of our common stock per share of Series A Preferred Stock or Series B Preferred Stock, respectively, based on formulas set forth in our Articles of Incorporation. However, the stock ownership restrictions in our Articles of Incorporation also restrict ownership of shares of our Series A Preferred Stock and Series B Preferred Stock. As a result, no holder of Series A Preferred Stock or Series B Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our Articles of Incorporation, endanger the tax status of one or more real estate mortgage investment conduits (“REMICs”) in which we have or plan to have an interest, or result in the imposition of a direct or indirect penalty tax on us. These provisions may limit the ability of a holder of Series A Preferred Stock or Series B Preferred Stock to convert shares of Series A Preferred Stock or Series B Preferred Stock into our common stock upon a change of control, which could adversely affect the market price of shares of our Series A Preferred Stock or of our Series B Preferred Stock.

Risks related to our common stock and this offering

The market price and trading volume of our common stock may be volatile.

The market price of our common stock may become highly volatile and subject to wide fluctuations. In addition, trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could result in fluctuations in the price or trading volume of our common stock include, among other things: actual or anticipated changes in our current or future financial performance, changes in market interest rates and general market and economic conditions. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly.

We have not established a minimum dividend payment level for our common shareholders and there are no assurances of our ability to pay dividends to them in the future.

We have not established a minimum dividend payment level for our common shareholders. Given our tax NOL carryforwards, we are able to maintain our REIT status even if we do not distribute 90% of our REIT taxable income. Our ability to pay dividends may be harmed by the risk factors described herein and in our annual report on Form 10-K for the year ended December 31, 2017 and in other documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement. In addition, we may decide to use our NOL carryforward to offset all or a portion of our REIT dividend requirement. All distributions to our common shareholders will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances of our ability to pay dividends in the future.

Our ability to pay dividends is limited by the requirements of Virginia law and our articles of incorporation.

Our ability to pay dividends on our common stock is limited by the laws of Virginia and our articles of incorporation. Under applicable Virginia law, a Virginia corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the corporation’s articles provide otherwise) the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of our common stock.

We cannot assure you that we will be able to pay dividends regularly.

Future distributions on our common stock and preferred stock, including the common stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code and our ability to use our tax NOL carryforward, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our common stock on a regular quarterly basis in the future or what the actual distributions will be for any future period.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing shareholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes, including convertible notes, and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and lenders with respect to our other borrowings will receive a distribution of our available assets prior to the holders of our common stock. In addition, upon liquidation, holders of shares of our preferred stock will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Moreover, any future issuance of preferred stock by us may have a preference on liquidating distributions and on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.

Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Future sales of our common stock could have an adverse effect on our stock price.

We cannot predict the effect, if any, of future sales of common stock, or the availability of shares for future sales, on the market price of our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could dilute existing holders of our common stock and may adversely affect prevailing market prices for our common stock.

We may not be able to use the money we raise to acquire investments at favorable prices.

We intend to seek to raise additional capital from time to time if we determine that it is in our best interests and the best interests of our shareholders, including through public offerings of our stock. The net proceeds of any offering could represent a significant increase in our equity. Depending on the amount of leverage that we use, the full investment of the net proceeds of any offering might result in a substantial increase in our total assets. There can be no assurance that we will be able to invest all of such additional funds in mortgage-related assets at favorable prices. We may not be able to acquire enough mortgage-related assets to become fully invested after an offering, or we may have to pay more for investments than we have historically. In either case, the return that we earn on shareholders’ equity may be reduced.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us and cause the price of our common stock to decline.

Use of proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $40.1 million (or $46.1 million in the event the underwriters exercise their option to purchase additional shares of common stock in full), in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use any net proceeds from this offering to acquire additional investments, consistent with our investment policy, and for general corporate purposes, which may include, among other things, repayment of maturing obligations, capital expenditures and working capital. If a material part of the net proceeds is used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement to the extent required.

Additional U.S. federal income tax considerations

The following discussion supplements and, where applicable, supplants the discussion under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus. Terms used in this section but not defined in this section have the meanings ascribed to them elsewhere in this prospectus supplement or in “U.S. Federal Income Tax Considerations” in the accompanying prospectus. You should refer to the discussion in the accompanying prospectus under “U.S. Federal Income Tax Considerations” for a discussion of the tax consequences of our election to be taxed as a REIT and the tax consequences to Owners of shares of our common stock.

This discussion does not purport to be a complete analysis of all the potential tax considerations relating to the acquisition, ownership and disposition of our common stock. The discussion is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. The IRS could challenge the statements in this discussion, which do not bind the IRS or the courts.

You are encouraged to consult your tax advisor before you purchase the common stock regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of purchasing, owning, and disposing of the common stock that may be applicable to you in light of your particular circumstances.

Taxation of our company

We have received an opinion of Troutman Sanders LLP to the effect that, for our 2016 and 2017 taxable years, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our 2018 taxable year and subsequent taxable years. We emphasize that the opinion of Troutman Sanders LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Investors should be aware that Troutman Sanders LLP’s opinion is based upon customary assumptions, is conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, and is not binding upon the IRS or any court. In addition, Troutman Sanders LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Troutman Sanders LLP reviewed those matters in connection with rendering the foregoing opinion, Troutman Sanders LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “U.S. Federal Income Tax Considerations—Failure to Qualify” in the accompanying prospectus.

Foreign accounts

Under Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally maybe imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition our common stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. We will not pay any additional amounts in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the effect, if any, of the FATCA rules based on your particular circumstances.

Underwriting

We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC is acting as book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC	7,000,000

Total	7,000,000

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. Certain of our existing stockholders, including certain of our directors and employees and/or entities affiliated with certain of our directors and employees, have indicated an interest in purchasing shares of our common stock in this offering at the public offering price per share. The underwriters will receive the same underwriting discount on any shares purchased by these stockholders as they will on any other shares sold to the public in this offering.

The underwriters have agreed to purchase the shares of common stock from us at a price of $5.75 per share, which will result in net proceeds to us, after deducting estimated expenses related to this offering, of approximately $40.1 million assuming no exercise of the option to purchase additional shares granted to the underwriters, and $46.1 million assuming full exercise of the option to purchase additional shares.

The underwriters propose to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares and the price at which the underwriters resell such shares may be deemed to be underwriting compensation.

The underwriters have an option to buy up to 1,050,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered. We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $200,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 45 days after the date of this prospectus.

Our directors and executive officers, and certain of our significant shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 45 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is listed on the NYSE under the symbol “DX”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

J.P. Morgan Securities LLC is an agent under our Distribution Agreement, dated June 29, 2018, pursuant to which we may offer and sell shares of our common stock through J.P. Morgan Securities LLC.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in Japan

The shares of common stock to be offered in this offering have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and the underwriters have agreed that it will not offer or sell any of the shares of common stock to be offered in this offering, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Hong Kong

The common stock may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32 of Hong Kong); and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Warning

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore as modified or amended from time to time including by any subsidiary legislation as may be applicable at the relevant time (together, the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments, and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2 (1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(a)	where no consideration is or will be given for the transfer;

(b)	where the transfer is by operation of law; or

(c)	as specified in Section 276(7) of the SFA.

Notice to prospective investors in South Korea

The shares of common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares of common stock have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the shares of common stock may not be re-sold to South Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Notice to prospective investors in Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to prospective investors in United Arab Emirates

UAE.    The offering contemplated hereunder has not been approved or licensed by the Central Bank of the United Arab Emirates (“UAE”), the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). This offering does not constitute a public offer of shares in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones. The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

Dubai international financial centre.    This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Legal matters

The validity of the securities offered pursuant to this prospectus supplement will be passed upon for us by Troutman Sanders LLP, Richmond, Virginia. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cooley LLP, New York, New York.

Experts

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus supplement from our annual report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, as incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Dynex Capital, Inc., that file electronically with the SEC. The public may obtain any documents that we file with the SEC at www.sec.gov.

We also make available free of charge on or through our internet website (www.dynexcapital.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All internet site addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference into this prospectus. Accordingly, no information in our or any of these other internet site addresses is included herein or incorporated or deemed to be incorporated by reference herein.

This prospectus supplement and the accompanying base prospectus are parts of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying base prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying base prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

Incorporation of information by reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we have filed with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying base prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of securities covered by this prospectus is complete:

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 5, 2018;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, filed on May 8, 2018, June 30, 2018, filed on August 7, 2018 and September 30, 2018, filed on November 6, 2018;

•	Current Reports on Form 8-K, filed on March 16, 2018, May 21, 2018, June 29, 2018, September 4, 2018, December 11, 2018, January 4, 2019 and January 28, 2019; and

•	The description of our common stock included in our registration statement on Form 8-A, filed pursuant to Section 12 (b) of the Exchange Act on January 17, 1989.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations

Dynex Capital, Inc.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

(804) 217-5800

Prospectus

$500,000,000

Dynex Capital, Inc.

Common stock

Preferred stock

Debt securities

Warrants

Shareholder rights

Units

We intend to offer and sell from time to time the debt and equity securities described in this prospectus:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase shares of our common stock, our preferred stock or our debt securities;

•

rights issuable to our shareholders to purchase shares of our common stock or our preferred stock, to purchase warrants exercisable for shares of our common stock or our preferred stock, or to purchase units consisting of two or more of the foregoing, and

•	units consisting of two or more of the foregoing.

The total offering price of the securities described in this prospectus will not exceed $500,000,000 in the aggregate. We will provide the specific terms of any securities we may offer in prospectus supplements to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in these securities.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “DX,” our 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) is listed on the NYSE under the symbol “DXPRA”, and our 7.625% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) is listed on the NYSE under the symbol “DXPRB.” We may make any sales of our common stock, our Series A Preferred Stock or our Series B Preferred Stock under this prospectus, if any, on or through the facilities of the NYSE, to or through a market maker, or to or through an electronic communications network, at market prices prevailing at the time of sale, or in any other manner permitted by law (including, without limitation, privately negotiated transactions).

To assist us in qualifying as a real estate investment trust for federal income tax purposes, no person may own more than 9.8% of the outstanding shares of our capital stock, unless our Board of Directors waives this limitation.

We may offer these securities directly, through agents designated by us from time to time, or to or through underwriters or dealers.

Our principal executive offices are located at 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060. Our telephone number is (804) 217-5800.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 9 of this prospectus for information regarding risks associated with an investment in our securities before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2018.

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If the SEC’s rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement for a complete description. You should rely only on the information in our prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any jurisdiction where the offer is prohibited by law. You should not assume that the information in our prospectus or any incorporated document is accurate as of any date other than the date of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell, from time to time, in one or more offerings, any combinations of the securities described in this prospectus. The total dollar amount of the securities sold under this prospectus will not exceed $500,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

When used in this prospectus, the terms “Dynex”, “company,” “issuer,” “we,” “our,” and “us” refer to Dynex Capital, Inc. and its consolidated subsidiaries, unless otherwise specified.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials that we file with the SEC without charge at the public reference room of the SEC, 100 F Street, N.W., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Dynex Capital, Inc., that file electronically with the SEC. The public may obtain any documents that we file with the SEC at www.sec.gov.

Our common stock, our Series A Preferred Stock and our Series B Preferred Stock are listed on the NYSE under the symbols “DX”, “DXPRA” and “DXPRB”, respectively. All reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Finally, we maintain an internet website where you can find additional information. The address of our internet website is http://www.dynexcapital.com. All internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet website, or any other internet website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or other offering materials.

Incorporation of information by reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 5, 2018;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed on May 8, 2018;

•	Our Current Reports on Form 8-K filed on March 16, 2018 and May 21, 2018; and

•

The description of our common stock included in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on January 17, 1989, the description of our Series A Preferred Stock included in our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on August 1, 2012, and the description of our Series B Preferred Stock included in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on April 17, 2013, including any amendment or report filed for the purpose of updating any of these descriptions.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to:

Investor Relations Officer

Dynex Capital, Inc.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

(804) 217-5800

Cautionary statement about forward-looking statements

Certain written statements we make in this prospectus, and in our other filings with the SEC that are incorporated herein by reference, that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. All statements contained or incorporated by reference in this prospectus addressing our future results of operations and operating performance, events, or developments that we expect or anticipate will occur in the future, including, but not limited to, statements relating to investment strategies, changes in net interest income, investment performance, earnings or earnings per share, the interest rate environment, capital raising strategies and activities, economic conditions and outlook, expected impact of hedging transactions, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements.

You can generally identify forward-looking statements as statements containing the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “continue,” “should,” “may” or other similar expressions. Forward-looking statements are based on our current beliefs, assumptions and expectations of our future performance as of the date the statements are made, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. We caution readers not to place undue reliance on our forward-looking statements, which are not historical facts and may be based on assumptions and expectations that do not materialize.

We may make forward-looking statements in this prospectus, and in our other filings with the SEC that are incorporated herein by reference, regarding:

•	Our business and investment strategy including our ability to generate acceptable risk-adjusted returns and our target investment allocations;

•	Our views on conditions in the investment, credit and derivatives markets;

•

Our views on the effect of actual or proposed actions of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and its Federal Open Market Committee (the “FOMC”) or other central banks with respect to monetary policy (including the targeted Federal Funds Rate), and the potential impact of these actions on interest rates, inflation or unemployment;

•	The effect of regulatory initiatives of the Federal Reserve (including the FOMC), other financial regulators, and other central banks;

•

Our financing strategy including our target leverage ratios, our use of to-be-announced, or TBA, forward contracts in dollar roll transactions, and anticipated trends in financing costs, and our hedging strategy including changes to the derivative instruments to which we are a party, and changes to government regulation of hedging instruments and our use of these instruments;

•	Our investment portfolio composition and target investments;

•	Our investment portfolio performance, including the fair value, yields and forecasted prepayment speeds of our investments;

•	Our liquidity and ability to access financing, and the anticipated availability and cost of financing;

•	Our stock repurchase activity and the impact of stock repurchases;

•	Our intention and ability to pay dividends in the future;

•	Our use of and restrictions on using our tax net operating loss (“NOL”) carryforward;

•	The status of pending litigation;

•	The competitive environment in the future, including competition for investments and the availability of financing;

•	Estimates of future interest expenses, including related to our repurchase agreements and derivative instruments;

•

The status and effect of legislative reforms and regulatory rule-making or review processes and the status of reform efforts and other business developments in the repurchase agreement financing market;

•	Market, industry and economic trends, and how these trends and related economic data may impact the behavior of market participants and financial regulators; and

•	Market interest rates and market spreads.

While it is not possible to identify all factors, some of the factors that may cause actual results to differ from historical results or from any results expressed or implied by forward-looking statements, or that may cause our projections, assumptions, expectations or beliefs to change, include the following:

•

The risks and uncertainties referenced in this prospectus, or in our other filings with the SEC that are incorporated herein by reference, particularly those set forth under the heading “Risk Factors” herein and in our most recent Annual Report on Form 10-K under Item 1A, “Risk Factors”;

•	Our ability to find suitable reinvestment opportunities;

•	Changes in domestic economic conditions;

•	Changes in interest rates and interest rate spreads, including the repricing of interest-earning assets and interest-bearing liabilities;

•	Our investment portfolio performance particularly as it relates to cash flow, prepayment rates and credit performance;

•

The impact on markets and asset prices from the Federal Reserve’s balance sheet normalization process through the reduction in its holdings of Agency residential mortgage-backed securities and U.S. Treasuries;

•	Actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks;

•

Adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies including in particular China, Japan, the European Union, and the United Kingdom;

•	Uncertainty concerning the long-term fiscal health and stability of the United States;

•	The cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions;

•	The cost and availability of new equity capital;

•	Changes in our use of leverage;

•	Changes to our investment strategy, operating policies, dividend policy or asset allocations;

•	The quality of performance of third-party servicer providers of our loans and loans underlying our securities;

•	The level of defaults by borrowers on loans we have securitized;

•	Changes in our industry;

•	Increased competition;

•	Changes in government regulations affecting our business;

•	Changes or volatility in the repurchase agreement financing markets and other credit markets;

•	Changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments;

•

Uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets; or to reform the U.S. housing finance system including the resolution of the conservatorship of Fannie Mae and Freddie Mac;

•	The composition of the Board of Governors of the Federal Reserve System;

•	Ownership shifts under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), that further limit the use of our tax NOL carryforward; and

•	Exposure to current and future claims and litigation.

These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

We are including this cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. Any forward-looking statements should be considered in context with the various disclosures made by us about our business in our public filings with the SEC, including without limitation the risk factors described above and those described in “Risk Factors” beginning on page 7.

Our company

We are an internally managed mortgage real estate investment trust, or mortgage REIT, which primarily invests in residential and commercial mortgage backed securities, or MBS. Our objective is to provide attractive risk-adjusted returns to our shareholders over the long term that are reflective of a leveraged, high quality fixed income portfolio with a focus on capital preservation. We seek to provide returns to our shareholders primarily through regular quarterly dividends and also through capital appreciation.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “DX.” We also have two series of preferred stock outstanding, our 8.50% Series A Cumulative Redeemable Preferred Stock which is traded on the NYSE under the symbol “DXPRA,” and our 7.625% Series B Cumulative Redeemable Preferred Stock which is traded on the NYSE under the symbol “DXPRB.”

We invest in Agency and non-Agency MBS consisting of residential MBS, or RMBS, commercial MBS, or CMBS, and CMBS interest-only, or IO, securities. Agency MBS have a guaranty of principal payment by an agency of the U.S. government or a U.S. government-sponsored entity, or GSE, such as Fannie Mae and Freddie Mac. Non-Agency MBS have no such guaranty of payment. Our investments in non-Agency MBS are generally higher quality senior or mezzanine classes (typically rated ‘A’ or better by one or more of the nationally recognized statistical rating organizations) because they are typically more liquid (that is, they are more easily converted into cash either through sales or pledges as collateral for repurchase agreement borrowings) and have less exposure to credit losses than lower-rated non-Agency MBS. We may also invest in debt securities, or U.S. Treasuries, issued by the United States Department of the Treasury.

RMBS.    The majority of our RMBS are Agency issued securities collateralized primarily by fixed-rate single family mortgage loans. The remainder of our RMBS portfolio is collateralized by adjustable-rate mortgage loans, or ARMs, which have interest rates that generally adjust at least annually to an increment over a specified interest rate index and hybrid ARMs, which are loans that have a fixed rate of interest for a specified period (typically three to ten years) and then adjust their interest rate at least annually to an increment over a specified interest rate index (primarily one-year LIBOR).

We also purchase to-be-announced securities, or TBAs or TBA securities, as a means of investing in and financing non-specified fixed-rate Agency RMBS. A TBA security is a forward contract, or TBA contract, for the purchase (“long position”) or sale (“short position”) of a fixed-rate Agency MBS at a predetermined price with certain principal and interest terms and certain types of collateral, but the particular Agency securities to be delivered are not identified until shortly before the settlement date. Our purchases of TBA securities are financed by executing a series of transactions which effectively delay the settlement of a forward purchase of a non-specified Agency RMBS by entering into an offsetting TBA short position, net settling the paired-off positions in cash, and simultaneously entering into an identical TBA long position with a later settlement date. We refer to these net long positions in TBA securities as “dollar roll positions” and view them as economically equivalent to investing in and financing Agency RMBS using short-term repurchase agreements. TBA securities purchased for a forward settlement month are generally priced at a discount relative to TBA securities sold for settlement in the current month. This discount, often referred to as “drop income,” represents the economic equivalent of net interest income (interest income less implied financing cost) on the underlying Agency security from trade date to settlement date. We may also enter into short positions in TBAs as economic hedges. We account for all TBA securities (whether dollar roll positions or economic hedges) as derivative instruments because we cannot assert that it is probable at inception and throughout the term of an individual TBA transaction that its settlement will result in physical delivery of the underlying Agency RMBS, or the individual TBA transaction will not settle in the shortest period possible.

CMBS.    The majority of our CMBS investments are fixed-rate Agency-issued securities backed by multifamily housing loans. The remainder of our CMBS portfolio contains non-Agency issued securities backed by multifamily housing as well as other commercial real estate property types such as office building, retail, hospitality, and health care. Loans underlying CMBS are generally fixed-rate, mature in eight to eighteen years, have amortization terms of up to 30 years, and are geographically dispersed. These loans typically have some form of prepayment protection provisions (such as prepayment lock-out) or prepayment compensation provisions (such as yield maintenance or prepayment penalty). Yield maintenance and prepayment penalty requirements are intended to create an economic disincentive for the loans to prepay.

CMBS IO.    CMBS IO are interest-only securities issued as part of a CMBS securitization and represent the right to receive a portion of the monthly interest payments (but not principal cash flows) on the unpaid principal balance of the underlying pool of commercial mortgage loans. We invest in both Agency-issued and non-Agency issued CMBS IO. The loans collateralizing CMBS IO pools are very similar in composition to the pools of loans that collateralize CMBS as discussed above. Since CMBS IO securities have no principal associated with them, the interest payments received are based on the unpaid principal balance of the underlying pool of mortgage loans, which is often referred to as the notional amount. Most loans in these securities have some form of prepayment protection from early repayment including absolute loan prepayment lock-outs, loan prepayment penalties, or yield maintenance requirements similar to CMBS described above. There are no prepayment protections, however, if the loan defaults and is partially or wholly repaid earlier because of loss mitigation actions taken by the underlying loan servicer, and therefore yields on CMBS IO investments are dependent upon the underlying loan performance. Because Agency-issued MBS generally contain higher credit quality loans, Agency CMBS IO are expected to have a lower risk of default than non-Agency CMBS IO. Our CMBS IO investments are investment grade-rated with the majority rated ‘AAA’ by at least one of the nationally recognized statistical rating organizations.

Financing.    We use leverage to enhance the returns on our invested capital by pledging our investments as collateral for borrowings primarily through the use of uncommitted repurchase agreements with major financial institutions and broker-dealers. These repurchase agreements generally have original terms to maturity of overnight to six months, though in some instances we may enter into longer-dated maturities depending on market conditions. We pay interest on our repurchase agreement borrowings at a rate usually based on a spread to a short-term interest rate such as LIBOR and fixed for the term of the borrowing. Borrowings under these repurchase agreements are renewable at the discretion of our lenders and do not contain guaranteed roll-over terms. One of our repurchase agreement lenders provides a committed repurchase agreement financing facility to us with an aggregate borrowing capacity of $400.0 million that expires in May 2019.

Hedging.    We currently use interest rate swaps and Eurodollar futures to hedge our exposure to changes in interest rates. Such exposure results from our ownership of investments which are primarily fixed-rate and financed with repurchase agreements which have adjustable rates and significantly shorter maturities than the weighted average life of our investments. Changes in interest rates can impact the market value of our investments and our net interest income, thereby ultimately impacting book value per common share. We frequently adjust our hedging portfolio based on our expectation of future interest rates, including the absolute level of rates and the slope of the yield curve versus market expectations.

General information.    Our common stock, Series A Preferred Stock and Series B Preferred Stock are listed on the New York Stock Exchange under the symbol “DX,” “DXPRA” and “DXPRB,” respectively. We maintain a website at www.dynexcapital.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying base prospectus.

Our address and telephone number are 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060 and (804) 217-5800.

Risk factors

Investing in our securities involves risk. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. For more information, see “Where You Can Find More Information,” “Incorporation of Information By Reference” and “Cautionary Statement About Forward-Looking Statements.”

Use of proceeds

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for the acquisition of mortgage assets or other investments as allowed by our investment policy or general corporate purposes. General corporate purposes may include the repayment of existing indebtedness, working capital and for liquidity needs. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds from any sale of securities offered under this prospectus may be set forth in the prospectus supplement relating to a specific offering.

Ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends

The following table sets forth the historical ratios of income from continuing operations (before fixed charges) to (i) fixed charges and (ii) combined fixed charges and our preferred stock dividends for the periods indicated. Fixed charges consist of interest expense. Preferred stock dividends consist of pre-tax amounts required to pay dividends in respect of our preferred stock.

	Three months ended March 31, 2018	Year ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	4.82x	1.94x	2.74x	1.69x	2.07x	2.74x
Ratio of earnings to combined fixed charges and preferred stock dividends	3.85x	1.49x	2.01x	1.21x	1.53x	2.28x

On August 1, 2012, we issued 2,300,000 shares of our Series A Preferred Stock, all of which shares of Series A Preferred Stock were outstanding as of June 7, 2018. On April 19, 2013, we issued 2,250,000 shares of our Series B Preferred Stock. Since April 19, 2013 and through June 7, 2018, we issued an additional 1,358,999 shares of our Series B Preferred Stock for an aggregate total of 3,608,999 shares, all of which shares of Series B Preferred Stock were outstanding as of June 7, 2018.

Description of our capital stock

The following is a description of the material terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, please refer to the Virginia Stock Corporation Act and our articles of incorporation and bylaws. See “Where You Can Find More Information.”

General

Our articles of incorporation currently authorize a total of 250,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our articles of incorporation designate up to 8,000,000 shares of preferred stock as Series A Preferred Stock and designate up to 7,000,000 shares of preferred stock as Series B Preferred Stock.

As of June 7, 2018, we had issued and outstanding 56,604,578 shares of common stock, 2,300,000 shares of Series A Preferred Stock and 3,608,999 shares of Series B Preferred Stock. Under the Virginia Stock Corporation Act, shareholders generally are not liable for the corporation’s debts or obligations.

Restrictions on ownership and transfer

Two of the requirements of qualification for the tax benefits accorded by the REIT provisions of the Code are that (1) during the last half of each taxable year not more than 50% in value of the outstanding shares of our capital stock may be owned directly or indirectly by five or fewer individuals, and (2) there must be at least 100 shareholders on 335 days of each taxable year of 12 months.

To assist us in meeting these requirements and qualifying as a REIT, our articles of incorporation prohibit anyone from owning in the aggregate, directly or indirectly, more than 9.8% of the outstanding shares of our capital stock, unless our Board of Directors waives this limitation (the “Ownership Limit”). For this purpose, “ownership” includes constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code, as well as shares beneficially owned under the provisions of Rule 13d-3 (or any successor rule) under the Exchange Act.

The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person. All shares of our capital stock which any person or persons acting as a group have the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into shares of capital stock, will be considered outstanding for purposes of determining the applicable Ownership Limit if such inclusion will cause such person or persons acting as a group to own more than such applicable Ownership Limit.

To determine whether a person holds or would hold capital stock in excess of the Ownership Limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the Ownership Limit.

Any acquisition of shares of capital stock that could or would (i) cause us to be disqualified as a REIT, (ii) result in the imposition of a penalty tax (a “Penalty Tax”) on us (including the imposition of an entity-level tax on one or more real estate mortgage investment conduits (“REMICs”) in which we have acquired or plan to acquire an interest) or (iii) endanger the tax status of one or more REMICs in which we have acquired or plan to acquire an interest will be null and void to the fullest extent permitted by law, and the intended transferee (the “purported transferee”) will be deemed never to have had an interest in such shares. If the prior sentence is held void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of those shares will be deemed, at our option, to have acted as agent on our behalf in acquiring those shares and to hold those shares on behalf of us.

Shares which, but for the provisions of Article VI of our articles of incorporation, would be owned by a person or persons acting as a group and would, at any time, be in excess of the Ownership Limit will be “Excess Shares.” At the discretion of the Board of Directors, all Excess Shares may be redeemed by us. We will provide written notice of redemption to the holder of the Excess Shares not less than one week prior to the redemption date (the “Redemption Date”) determined by the Board of Directors and included in the notice of redemption. The redemption price to be paid for Excess Shares will be equal to (a) the closing price of those shares on the principal national securities exchange on which the shares are listed or admitted to trading on the last business day prior to the Redemption Date, or (b) if the shares are not so listed or admitted to trading, the closing bid price on the last business day prior to the Redemption Date as reported on the NASD System, if quoted thereon, or (c) if the redemption price is not determinable in accordance with either clause (a) or (b) of this sentence, the net asset value of the shares determined in good faith by the Board of Directors and in accordance with the Virginia Stock Corporation Act. From and after the Redemption Date, the holder of any shares of our capital stock called for redemption will cease to be entitled to any distributions and other benefits with respect to those shares, except the right to payment of the redemption price.

In addition, whenever our Board of Directors deems it to be prudent in avoiding (i) the imposition of a Penalty Tax on us (including the imposition of an entity-level tax on one or more REMICs in which we have acquired or plan to acquire an interest) or (ii) the endangerment of the tax status of one or more REMICs in which we have acquired or plan to acquire an interest, we may redeem shares of our capital stock in the manner described in the foregoing paragraph.

Whenever our Board of Directors deems it to be prudent in protecting our tax status, the Board of Directors may require to be filed with us a statement or affidavit from each proposed transferee of shares of our capital stock setting forth the number of such shares already owned by the transferee and any related person(s). Any contract for the sale or other transfer of shares of our capital stock will be subject to this provision. Prior to any transfer or transaction which would cause a shareholder to own, directly or indirectly, shares in excess of the Ownership Limit, and in any event upon demand of our Board of Directors, such shareholder must file with us an affidavit setting forth the number of shares of our capital stock of the Corporation owned by it directly or indirectly, including both constructive and beneficial ownership. The affidavit must set forth all information required to be reported in returns filed by shareholders under Treasury Regulation § 1.857-9 issued under the Code or similar provisions of any successor regulation, and in reports to be filed under Section 13(d), or any successor rule thereto, of the Exchange Act. The affidavit must be filed with us within ten days after demand therefor and at least fifteen days prior to any transfer or transaction which, if consummated, would cause the filing person to hold a number of shares of our capital stock in excess of the Ownership Limit. The Board of Directors has the right, but is not required, to refuse to transfer any shares of our capital stock purportedly transferred if, as a result of the proposed transfer, any person or persons acting as a group would hold or be deemed to hold Excess Shares.

In addition, whenever our Board of Directors deems it to be prudent in avoiding (i) the imposition of a Penalty Tax on us (including the imposition of an entity-level tax on one or more REMICs in which we have acquired or plan to acquire an interest) or (ii) the endangerment of the tax status of one or more REMICs in which we have acquired or plan to acquire an interest, the Board of Directors may require to be filed with us a statement or affidavit from any holder or proposed transferee of our capital stock stating whether the holder or proposed transferee is a tax-exempt organization or a pass-through entity. Any contract for the sale or other transfer of shares of our capital stock of the Corporation will be subject to this provision. The Board of Directors has the right, but is not required, to refuse to transfer any shares of our capital stock purportedly transferred, if either (a) a statement or affidavit requested as described in this paragraph has not been received, or (b) the proposed transferee is a tax-exempt organization or pass-through entity.

Our Board of Directors may take any and all other action as it in its sole discretion deems necessary or advisable to protect us and the interests of our shareholders by (i) maintaining our eligibility to be, and preserving our status as, a REIT, (ii) avoiding the imposition of a Penalty Tax and (iii) avoiding the endangerment of the tax status of one or more REMICs in which we have acquired or plan to acquire an interest. The Board of Directors in its discretion may exempt from the Ownership Limit and from the affidavit filing requirements described above ownership or transfers of certain designated shares of our capital stock while owned by or transferred to a person who has provided the Board of Directors with acceptable evidence and assurances that our REIT status would not be jeopardized thereby. The Ownership Limit will not apply to the acquisition of shares of our capital stock by an underwriter in a public offering of those shares or in any transaction involving the issuance of shares of capital stock by us in which the Board of Directors determines that the underwriter or other person initially acquiring those shares will timely distribute those shares to or among others so that, following such distribution, none of those shares will be deemed to be Excess Shares.

The provisions described above may inhibit market activity, and may delay, defer or prevent a change in control or other transaction and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock. None of the provisions of our articles of incorporation may preclude settlement of any transaction entered into or through the facilities of the New York Stock Exchange or any other exchange on which our common stock may be listed from time to time.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services. The transfer agent and registrar for any other class or series of stock that we may issue will be identified in the applicable prospectus supplement.

Description of our common stock

The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our debt securities or preferred stock or upon the exercise of warrants to purchase our common stock.

All shares of our common stock covered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the articles of incorporation regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our Board of Directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

Subject to the provisions of our articles of incorporation regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our Board of Directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the articles of incorporation regarding the restrictions on ownership and transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the Virginia Stock Corporation Act, a Virginia corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of more than two-thirds of all votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes cast) is specified in the articles of incorporation. Our articles of incorporation provide that, except as otherwise required or authorized by the Virginia Stock Corporation Act or our articles of incorporation, the vote required to approve an amendment or restatement of the articles of incorporation will be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment, other than in the case of an amendment or restatement that amends or affects: (i) the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale of all or substantially all of our assets or our dissolution, or (ii) the provisions addressing the ownership of Excess Shares in the articles of incorporation.

Description of our preferred stock

The prospectus supplement relating to any series of preferred stock offered by that supplement will describe the specific terms of those securities, including where applicable:

•	the title and stated value of that preferred stock;

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

•	the voting rights applicable to that preferred stock;

•	the procedures for any auction and remarketing, if any, for that preferred stock;

•	the provisions for a sinking fund, if any, for that preferred stock;

•	the provisions for redemption including any restriction thereon, if applicable, of that preferred stock;

•	any listing of that preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which that preferred stock will be convertible into other securities of ours, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•	a discussion of any material U.S. federal income tax considerations applicable to that preferred stock;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

in addition to those limitations described above under “Description of Our Capital Stock—Restrictions on Ownership and Transfer,” any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank within our capital structure

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•

senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Subject to the preferential rights of any other class or series of stock and to the provisions of the articles of incorporation regarding the restrictions on transfer of stock, holders of shares of our preferred stock will be entitled to receive dividends on such stock when, as and if authorized by our Board of Directors out of funds legally available therefor and declared by us, at rates and on dates as will be set forth in the applicable prospectus supplement.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

If any shares of preferred stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

•

the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the preferred stock of that series or class for all past dividend periods and the then current dividend period; or

•

the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the preferred stock of that series or class.

When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock will be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Redemption

We may have the right or may be required to redeem one or more series of preferred stock, in whole or in part, in each case upon the terms, if any, and at the time and at the redemption prices set forth in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation preference

Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other classes or series of capital stock ranking on a parity as to liquidating distributions will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting rights

Holders of preferred stock will not have any voting rights, except as indicated in the applicable prospectus supplement.

Conversion rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include, where applicable:

•	the number or value of shares of common stock or other securities of ours into which the preferred stock is convertible;

•	the conversion price (or manner of calculation of the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or us;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the preferred stock.

Series a preferred stock

In July 2012, our Board of Directors classified and designated 8,000,000 shares of Series A Preferred Stock and, on August 1, 2012, we issued 2,300,000 shares of Series A Preferred Stock, all of which shares of Series A Preferred Stock were outstanding as of June 7, 2018. See our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on August 1, 2012 for a description of our Series A Preferred Stock, which description is incorporated by reference herein.

Series b preferred stock

In April 2013, our Board of Directors classified and designated 7,000,000 shares of Series B Preferred Stock and issued 2,250,000 shares of Series B Preferred Stock. Since April 2013 and through June 7, 2018, we issued an additional 1,358,999 shares of our Series B Preferred Stock for an aggregate total of 3,608,999 shares, all of which shares of Series B Preferred Stock were outstanding as of June 7, 2018. See our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on April 17, 2013 for a description of our Series B Preferred Stock, which description is incorporated by reference herein.

Description of our debt securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. Although the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The prospectus supplement relating to a particular series of debt securities will describe the terms of those debt securities, including, where applicable:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and who the depository will be;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	discussion of any material U.S. federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or exchange rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, merger or sale

We will set forth in the prospectus supplement the covenant, if any, that restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of default under an indenture

We will set forth in the prospectus supplement a description of the events of default under any indenture with respect to a series of debt securities that we may issue.

Discharge

Each indenture will describe the circumstances under which we can elect to be discharged from our obligations with respect to a series of debt securities.

Form, exchange and transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information concerning the trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee will be obligated to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a trustee will be under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and paying agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Description of our warrants

This section describes the general terms and provisions of our warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants. The terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of our debt securities, preferred stock, or common stock. We may issue warrants independently or together with other securities offered by this prospectus and any accompanying prospectus supplement, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•	the aggregate number of the securities covered by the warrant;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrant;

•	the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

•	the expiration date for exercising the warrant;

•	the minimum or maximum amount of warrants that may be exercised at any time;

•	a discussion of any material U.S. federal income tax consequences applicable to the warrants; and

•	any other material terms of the warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. A holder must exercise warrants through payment in U.S. dollars. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Until a holder exercises warrants to purchase our debt securities, preferred stock, or common stock, that holder will not have any rights as a holder of our debt securities, preferred stock, or common stock by virtue of ownership of warrants.

Description of our shareholder rights

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights offered through that prospectus supplement. The terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “shareholder rights.” If shareholder rights are so issued to existing holders of securities, each shareholder right will entitle the holder of record thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

The prospectus supplement relating to a particular issuance of shareholder rights will describe the terms of those shareholder rights, including, where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•

aggregate number of shares of common stock, shares of preferred stock, warrants, or units purchasable upon exercise of such shareholder rights and in the case of shareholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such shareholder rights or warrants;

•	the date on which the right to exercise such shareholder rights will commence and the expiration date on which such right will expire;

•	the extent to which the shareholder rights are transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the shareholder rights; and

•	other material terms of such shareholder rights.

In addition to the terms of the shareholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such shareholder rights who validly exercises all shareholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised shareholder rights issued to other holders, to the extent such shareholder rights have not been exercised.

Holders of shareholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our company, except to the extent described in the related prospectus supplement.

Description of our units

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may only be transferable as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we offer units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The prospectus supplement relating to a particular offering of units will describe the terms of those units, including, where applicable:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material U.S. federal income tax consequences applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

Book-entry securities

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depository. Unless and until a global security is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depository for the global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of that depository or by the depository or any nominee of that depository to a successor depository or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depository, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

Material provisions of virginia law and of our articles of incorporation and bylaws

The following is a summary of certain provisions of Virginia law and of our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The board of directors

Our bylaws provide that the Board of Directors will consist of five directors, subject to automatic increase in certain limited circumstances as provided by the terms of our Series A Preferred Stock and Series B Preferred Stock and as described below. Our bylaws also provide that the number of directors of our company may be increased or decreased from time to time by our Board of Directors but may not be fewer than three nor more than 15. A majority of the directors are required to be “Independent Directors.” An “Independent Director” means a director of our company who meets the independence requirements under the rules and regulations of the stock exchange upon which our common stock is then listed and the SEC, as then in effect and applicable to our company. When the chairman of the Board of Directors is not an Independent Director, a lead Independent Director will be appointed by majority vote of the Independent Directors.

Except as described below, any vacancy on our Board of Directors may be filled at any annual or special meeting called for that purpose by our shareholders or at any regular meeting or any special meeting called for that purpose by a majority of the remaining directors. Directors elected by our Board to fill a vacancy will be elected to hold office until the next annual meeting of shareholders or until a successor is elected and qualified.

Pursuant to our bylaws, all members of our Board of Directors will serve until the next annual meeting of shareholders or until their successors are elected and qualified. Holders of shares of our common stock will have no right to cumulative voting in the election of directors.

Except as otherwise specified in our articles of incorporation or bylaws or provided by applicable law, a nominee for director will be elected to our Board of Directors at any meeting of shareholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director will be elected by a plurality of the votes cast at any meeting of shareholders for which the number of nominees exceeds the number of directors to be elected. If a nominee who is an incumbent director is not elected to our Board of Directors and no successor has been elected at such meeting of shareholders, that nominee will offer his or her resignation promptly to our Board of Directors. Within 90 days following certification of the election results, our Board of Directors will determine whether to accept or reject the offered resignation, or whether to take other action. In making such determination, our Board of Directors will consider the recommendation of the committee responsible for the nomination of directors, the factors considered by that committee and any additional information and factors that our Board of Directors believes to be relevant. A director who offers a resignation will not participate in the recommendation of the committee or the decision of our Board of Directors with respect to that director’s resignation.

If dividends on any shares of our Series A Preferred Stock or Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our Board of Directors will automatically increase by two (if not already increased by two by reason of the election of directors by the holders of either Series A Preferred Stock or Series B Preferred Stock, or the holders of any other class or series of our preferred stock we may issue upon which similar voting rights have been conferred and that is entitled to vote as a class with respect to the election of those two directors with the holders of the

Series A Preferred Stock and the Series B Preferred Stock (such preferred stock, “Additional Preferred Stock”)). The holders of our Series A Preferred Stock and Series B Preferred Stock (together with holders of any Additional Preferred Stock) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of such classes or series of stock; provided, however, that if such a request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case such vote will be held at the earlier of the next annual or special meeting of shareholders. If, at any time when the voting rights conferred upon the Series A Preferred Stock and the Series B Preferred Stock (together with any holders of Additional Preferred Stock) are exercisable, any vacancy in the office of a director elected as described above may be filled only by the remaining director elected as described above or by the vote of the holders of record of the Series A Preferred Stock and the Series B Preferred Stock (together with any holders of Additional Preferred Stock).

Amendments to our articles of incorporation

Our articles of incorporation provide that, except as otherwise required or authorized by the Virginia Stock Corporation Act or our articles of incorporation, the vote required to approve an amendment or restatement of the articles of incorporation will be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment, other than in the case of an amendment or restatement that amends or affects: (i) the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale of all or substantially all of our assets or our dissolution, or (ii) the provisions addressing the ownership of Excess Shares in the articles of incorporation.

Dissolution of our company

The dissolution of our company must be declared advisable by the Board of Directors and approved by the affirmative vote of the holders of more than two-thirds of all of the votes entitled to be cast on the matter, unless the Board of Directors conditions dissolution of our company on a higher shareholder vote.

Advance notice of director nominations and new business

Our bylaws provide that:

•	with respect to an annual meeting of shareholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

•	by, or at the direction of, our Board of Directors; or

•	by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws;

•	with respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting of shareholders unless otherwise provided by law; and

•	nominations of persons for election to our Board of Directors at any annual or special meeting of shareholders may be made only:

•	by our Board of Directors or any committee thereof; or

•	by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions for director nominations by shareholders as set forth in our bylaws.

Exclusive forum provision

Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Richmond Division, or in the event that court lacks jurisdiction to hear such action, the Circuit Court of the City of Richmond, Virginia, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action for breach of duty to the company or our shareholders by any current or former director, officer or other employee or agent of the company, (iii) any action against the company or any director or officer or other employee of the company arising pursuant to any provision of the Virginia Stock Corporation Act (as it may be amended from time to time) or our articles of incorporation or our bylaws (as either may be amended from time to time), or (iv) any action against the company or any current or former director or officer or other employee or agent of the company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our bylaws. It is possible that a court of law could rule that the choice of forum provision contained in our bylaws is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Anti-takeover effect of certain provisions of virginia law and of our articles of incorporation and bylaws

Affiliated transactions.    The Virginia Stock Corporation Act limits “affiliated transactions” between a corporation and an “interested shareholder” for three years after the date on which the interested shareholder became an interested shareholder, except in compliance with the Virginia Stock Corporation Act. These affiliated transactions include a merger, statutory share exchange, dissolution, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers and reclassifications involving interested shareholders. Virginia law defines an interested shareholder as:

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any person who beneficially owns more than 10% of any class of our outstanding voting shares (defined as shares of a class that is entitled to vote generally in the election of directors, and thus consisting of our common stock); or

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an affiliate or associate of the corporation who, at any time within the three-year period prior to the date in question, was the beneficial owner of more than 10% of any class of our then-outstanding voting shares.

The Virginia Stock Corporation Act provides that no corporation may engage in any affiliated transaction with any interested shareholder for a period of three years following the date on which an interested shareholder becomes an interested shareholder, unless (1) a majority of the disinterested directors approved in advance the transaction through which the shareholder became an interested shareholder, or (2) after the shareholder became an interested shareholder, the affiliated transaction is approved by the affirmative vote of a majority (but not less than two) of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder.

The statute permits various exemptions from its provisions, including for affiliated transactions entered into with an interested shareholder after the three-year period that are approved by a majority of disinterested directors or are approved by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholders, and affiliated transactions where the consideration will be paid to the holders of each class or series of voting shares and certain other statutory fair price conditions are met.

Control share acquisitions.    The Virginia Stock Corporation Act provides that shares of a Virginia corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of the holders of a majority of the voting shares entitled to vote on the matter, excluding “interested shares” of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power: (i) an acquiring person with respect to a control share acquisition; (ii) any officer of such corporation; or (iii) any employee of such corporation who is also a director of the corporation. A “control share acquisition” means the acquisition of shares by a person that when added to all other shares owned by such person would cause such person to become entitled, immediately upon acquisition of such shares, to vote or direct the vote of, shares having voting power within any of the following ranges of the votes entitled to be cast in an election of directors (i) one-fifth or more but less than one-third of such votes; (ii) one-third or more but less than a majority of such votes; or (iii) a majority or more of such votes.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our Board of Directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may be entitled to exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction.

Bylaws.    The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Indemnification and limitation of directors’ and officers’ liability

The Virginia Stock Corporation Act and our articles of incorporation provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Our articles of incorporation require indemnification of directors and officers with respect to certain liabilities, expenses, and other amounts imposed on them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. We also carry insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

Under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As permitted by the Virginia Stock Corporation Act, our articles of incorporation limit the liability our directors and officers in any proceeding brought by a shareholder (brought either in the right of the company, or by or on behalf of our shareholders), except for liability resulting from the director’s or officer’s willful misconduct or knowing violation of criminal law or any federal or state securities law.

U.S. federal income tax considerations

The following discussion is a summary of the material U.S. federal income tax considerations that may be relevant to a prospective holder of our common stock. The prospectus supplement relating to a particular offering of securities other than our common stock will include a summary of the material U.S. federal income tax considerations, if any, that may be relevant to a prospective holder of the securities then being offered.

This summary is for general information only, and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States (except to the limited extent discussed in “—Taxation of Non-U.S. Holders”), investors who hold or will hold securities as part of hedging or conversion transactions or other integrated investment, investors subject to federal alternative minimum tax, investors who acquired their interest as compensation for services, investors holding their interest through a partnership or other pass-through entities, investors that have a principal place of business or “tax home” outside the United States and investors whose functional currency is not the U.S. dollar. This summary assumes that shareholders will hold our capital stock as capital assets. In addition, except to the extent specifically described herein, this summary does not address the impact of state and local taxes, the estate tax or the alternative minimum tax.

The statements of law in this discussion are based on the Code, existing temporary, proposed and final Treasury regulations promulgated thereunder, current administrative interpretations, practices and rulings, and judicial decisions, all as currently in effect and available as of the date of this prospectus and all of which are subject to differing interpretations. For a discussion of recently enacted tax legislation, see “—Recent Legislation – The Tax Cuts and Jobs Act.” In addition, no assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. No assurance can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court of competent jurisdiction would not sustain, a position contrary to any tax consequences described below, and no rulings are being or will be requested from the IRS with respect to any of the matters discussed herein.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of our company

We have elected to be taxed as a REIT under the U.S. federal income tax laws. We believe that, since such election, we have been and are organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.

We have received an opinion of Troutman Sanders LLP to the effect that, for our 2015 and 2016 taxable years, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our 2017 taxable year and subsequent taxable years. We emphasize that the opinion of Troutman Sanders LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Investors should be aware that Troutman Sanders LLP’s opinion is based upon customary assumptions, is conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, and is not binding upon the IRS or any court. In addition, Troutman Sanders LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Troutman Sanders LLP reviewed those matters in connection with rendering the foregoing opinion, Troutman Sanders LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

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We will pay U.S. federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned, to the extent we cannot otherwise offset such income with our tax NOL carryforward (if any).

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on items of tax preference.

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We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

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After consideration of our loss carryforwards, if we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case a U.S. holder, as defined below under “—Taxation of U.S. Holders,” would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the five-year period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

•	We will incur a 100% excise tax on transactions with a taxable REIT subsidiary (“TRS”) that are not conducted on an arm’s-length basis.

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If we fail to satisfy certain asset tests due to reasonable cause, described below under “—Asset Tests” and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the net income generated by the non-qualifying assets.

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We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

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If we recognize “excess inclusion income” and have shareholders who are “disqualified organizations,” we may have to pay tax at the highest corporate rate on the portion of the excess inclusion income allocable to the shareholders that are disqualified organizations. See “—Taxable Mortgage Pools” below.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with votes relating to the composition of our shareholders.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner as they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to U.S. federal and state corporate income tax on its taxable income.

Requirements for qualification

A REIT is a corporation, trust, or association that meets the following requirements:

1.	it is managed by one or more trustees or directors;

2.	its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	it would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws;

4.	it is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

5.	at least 100 persons are beneficial owners of its shares or ownership certificate;

6.	no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the U.S. federal income tax laws to include certain entities, during the last half of each taxable year;

7.	it elects to be a REIT, or has made such election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	it uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws; and

9.	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions.

We must meet requirements 1 through 4 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of the stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in “Description of Our Capital Stock—Restrictions on Ownership and Transfer.”

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT qualification.

Effect of subsidiary entities

Qualified REIT subsidiaries.    A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by a REIT. Thus, in applying the requirements described in this section, any qualified REIT subsidiary that we own will be ignored for U.S. federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Investments in partnerships.    In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership or limited liability company and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT.

For purposes of the 10% value test (as described below under “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we own or will acquire an interest, directly or indirectly, is treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT subsidiaries.    Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation. The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of TRS securities.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants, if any, that are not conducted on an arm’s-length basis.

We have formed and made a timely election with respect to one TRS presently owned. Additionally, we may form or acquire additional TRSs in the future.

Gross income tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income, excluding gross income from sales of inventory or dealer property in “prohibited transactions.” Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends and gain from the sale of shares in other REITs;

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gain from the sale of real estate assets (excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” to the extent not secured by real property or an interest in real property); and

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income derived from the temporary investment of new capital or “qualified temporary investment income” that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test above, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these; however, for purposes of the 95% gross income test, gain from the sale of “real estate assets” includes gain from the sale of a debt instrument issued by a “publicly offered REIT” even if not secured by real property or an interest in real property. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. Generally, income and gain from hedging transactions, as described in

“—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will not constitute gross income for purposes of the 75% and 95% gross income tests, and will therefore be excluded for purposes of these tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from real property.    Rent that we receive from any real property that we might own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the several conditions are met, including the following:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more of a tenant other than a TRS from whom we receive rent.

•

Third, if the rent attributable to personal property leased in connection with a lease of any real property that we might own exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.”

•

Fourth, we generally must not operate or manage any real property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its shareholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to any such tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to tenants without tainting our rental income from the related properties. See “—Taxable REIT Subsidiaries.”

Interest.    The term “interest,” as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, although we anticipate that most or all of any mezzanine loans that we make or acquire will qualify for the safe harbor in Revenue Procedure 2003-65, it is possible that we may make or acquire some mezzanine loans that do not qualify for the safe harbor.

Foreclosure property.    We will be subject to tax at the maximum U.S. federal corporate income tax rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75%

gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the property within 90 days of such foreclosure, gross income from operations conducted by us from such property could cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the property. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

Hedging transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract is disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by real estate assets (as described under “—Asset Tests”) or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests.

If we have entered into a qualifying hedging transaction as described above (an “Original Hedge”), and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the Original hedging transaction (a “Counteracting Hedge”), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests.

We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to satisfy gross income tests.    We intend to monitor our sources of income so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•

following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	U.S. government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs;

•	debt instruments issued by publicly offered REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

•	Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

•	Fourth, for taxable years beginning after December 31, 2017, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

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Finally, not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Distribution requirements

Each taxable year we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

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the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and net capital gains, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income; and

•	any NOL or capital loss carryforward that we have available and elect to apply.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. However, so long as we continue to be a

“publicly offered REIT” (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934), the preferential dividend rule will not apply to us.

We will pay U.S. federal income tax at ordinary corporate tax rates on taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, we must distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;
•	95% of our REIT capital gain income for such year; and
•	any undistributed taxable income from prior periods.

If we fail to distribute such amounts within the proscribed timeframe, then we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “—Taxation of Taxable U.S. Holders of Stock.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In addition, we may not deduct recognized net capital losses from our REIT taxable income. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

We have an NOL carryforward as of December 31, 2017 of approximately $89.8 million. The NOL carryforward expires substantially beginning in 2020. To the extent that we have taxable income that is not distributed by us to our shareholders, we may offset such taxable income with our NOL carryforward and would not have to pay income tax, which would not impact our REIT status. As a result, we are not necessarily required to distribute 90% or more of our earnings to maintain our REIT status.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping requirements

To avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.

Prohibited transactions

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We do not own assets that are held primarily for sale to customers. We will attempt to comply with the terms of safe harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe harbor provisions or that we or our subsidiaries will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Failure to qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as regular corporate dividends. The excess inclusion income rules (which are described under “—Taxable Mortgage Pools” below) will not apply to the distributions we make. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders might be eligible for the dividends received deduction, and individual and certain non-corporate trust and estate shareholders may be eligible for a reduced U.S. federal income tax rate on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Allocation of capital gain dividends to holders of common stock

If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of our common stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Taxation of U.S. holders

The term “U.S. holder” means a holder of our securities that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership.

Taxation of taxable U.S. holders of stock

As long as we qualify as a REIT, a taxable U.S. holder of our stock must report as ordinary income distributions or retained long-term capital gain that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends. Dividends paid to a corporate U.S. holder of our stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the capital gains tax rate for “qualified dividend income.” However, our ordinary REIT dividends may qualify as qualified dividend income, if they are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such shareholder. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted tax basis in its stock, such shareholder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. holder. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those shareholders having a priority under the corporate charter before any distribution to shareholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend will be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.

The aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.

Shareholders may not include in their individual income tax returns any of our NOLs or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. holders on the disposition of stock.    In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year, and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

Capital gains and losses.    A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 37%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information reporting requirements and backup withholding.    We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 24% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, any U.S. holders that fail to certify their non-foreign status to us may be subject to withholding on a portion of capital gain distributions. See “—Taxation of Non-U.S. Holders.”

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of tax-exempt U.S. holders

Tax-exempt U.S. holders, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation, thus typically dividends received by such entities are not subject to taxation when received. However, these entities or accounts are subject to taxation on any unrelated business taxable income generated. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income.

However, if a tax-exempt shareholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, if any, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “—Requirements for Qualification” above); and

•

either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts each individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

The ownership and transfer restrictions in our charter reduce the risk that we may become a “pension-held REIT.”

A tax-exempt U.S. holder may also be required to treat any excess inclusion income as unrelated business taxable income as described in “—Taxable Mortgage Pools.”

Taxation of non-U.S. holders

The rules governing the U.S. federal income taxation of holders of our securities that are not U.S. holders and are not partnerships or other pass-through entities (collectively, “non-U.S. holders”) are complex. We urge non-U.S. holders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the ownership of our stock, including any reporting requirements.

A non-U.S. holder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In general, non-U.S. holders are not considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. However, if a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. Generally, a non-U.S. holder will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or successor form evidencing eligibility for that reduced rate with the payor; or

•	the non-U.S. holder files an IRS Form W-8ECI or successor form with the payor claiming that the distribution is effectively connected income.

Generally, a non-U.S. holder will not be liable for tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, the entire amount of any distribution may be subject to withholding as a taxable dividend. In addition, a distribution in excess of our current and accumulated earnings and profits (but not in excess of the holders adjusted tax basis in its stock) is subject to withholding in the manner described in the immediately succeeding paragraph. A non-U.S. holder may obtain a full or partial refund, as appropriate, of amounts that are withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Unless we are a “domestically-controlled REIT,” as defined below, withholding at a rate of 15% is required on any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, it is possible that if we are able to determine that a particular distribution (or portion thereof) exceeds our current and accumulated earnings and profits, we may withhold at the lower rate of 15% on such distribution (or portion thereof).

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from any sale or exchange of “United States real property interests” under special provisions of the U.S. federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if such gain were effectively connected with a U.S. trade or business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, withholding is required at a rate of 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, such as our stock, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the taxable year within which the distribution is received. The distribution will be treated as an ordinary dividend to the non-U.S. holder and taxed as an ordinary dividend that is not a capital gain. A non-U.S. holder is not required to file a U.S. federal income tax return by reason of receiving such a distribution, and the branch profits tax no longer applies to such a distribution. However, the distribution will be subject to U.S. federal income tax withholding as an ordinary dividend as described above.

A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we are a “domestically-controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, a non-U.S. holder that owned, actually or constructively, 10% or less of our stock at all times during a specified testing period will not incur tax under FIRPTA with respect to any such gain if the stock is “regularly traded” on an established securities market. To the extent that our stock is regularly traded on an established securities market, a non-U.S. holder will not incur tax under FIRPTA unless it owns more than 10% of our stock. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

Taxable mortgage pools

A taxable mortgage pool is any entity (or in certain cases, a portion of an entity) other than a “real estate mortgage investment conduit” (as defined in the Code) that has the following characteristics:

•	Substantially all (generally, more than 80%) of the assets of such entity consists of debt obligations and more than 50% of such debt obligations are real estate mortgages;

•	Such entity issues two or more classes of debt obligations having different maturities; and

•

The timing and amount of payments or projected payments on the debt obligations issued by the entity are determined in large part by the timing and amount of payments the entity receives on the debt obligations it holds as assets.

If a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income will be treated as excess inclusion income and a portion of the dividends the REIT pays to its shareholders will be considered to be excess inclusion income. You cannot offset excess inclusion income with NOLs or otherwise allowable deductions. Moreover, if you are a tax-exempt shareholder, such as a domestic pension fund, you must treat excess inclusion income as unrelated business taxable income. If you are not a U.S. holder, your dividend distributions may be subject to withholding tax, without regard to any exemption or reduction in rate that might otherwise apply, with respect to your share of excess inclusion income. The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to shareholders is not clear under current law.

Several of our investments are contained in securitization trusts which are considered taxable mortgage pools. To the extent that these taxable mortgage pools have excess inclusion income, we will report these amounts annually.

Medicare tax

Certain net investment income earned by U.S. holders that are U.S. citizens, resident aliens or certain estates or trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury regulations and IRS guidance provide that these rules generally will apply to payments of dividends on our common stock and after December 31, 2018 generally will apply to payments of gross proceeds from a sale or other disposition of our common stock. We will not pay any additional amounts in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

State and local taxes

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

Legislative or other actions affecting REITs

The rules dealing with U.S. federal income taxation, and in particular the U.S. federal income tax treatment of REITs, are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be modified or enacted, possibly with retroactive effect. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

Recent legislation—the tax cuts and jobs act

Enactment of the tax act.    On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes major changes to the Code, including several provisions of the Code that affect the taxation of REITs and holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain, and may not become evident for some period. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

Revised individual tax rates and deductions.    The Tax Act creates seven income tax brackets for individuals ranging from 10% to 37% that generally apply at higher thresholds than current law. For example, the highest 37% rate applies to joint return filer incomes above $600,000, instead of the highest 39.6% rate that applies to incomes above $470,700 under pre-Tax Act law. The maximum 20% rate that applies to long-term capital gains and qualified dividend income is unchanged, as is the 3.8% Medicare tax on net investment income.

The Tax Act also eliminates personal exemptions, but nearly doubles the standard deduction for most individuals (for example, the standard deduction for joint return filers rises from $12,700 in 2017 to $24,000 upon the Tax Act’s effectiveness). The Tax Act also eliminates many itemized deductions, limits individual deductions for state and local income, property and sales taxes (other than those paid in a trade or business) to $10,000 collectively for joint return filers, and limits the amount of new acquisition indebtedness on principal or second residences for which mortgage interest deductions are available to $750,000. Interest deductions for new home equity debt are eliminated. Charitable deductions are generally preserved. The phase-out of itemized deductions based on income is eliminated.

The Tax Act does not eliminate the individual alternative minimum tax, but it raises the exemption and exemption phase-out threshold for application of the tax.

These individual income tax changes are generally effective beginning in 2018, but without further legislation, they will sunset after 2025.

Pass-through business income tax rate lowered through deduction.    Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) and certain other income items are eligible for the deduction by the taxpayer. The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. In addition, for taxpayers with income above a certain threshold (e.g., $315,000 for joint return filers), the deduction for each trade or business is generally limited to no more than the greater of (i) 50% of the taxpayer’s proportionate share of total wages from a partnership, S corporation or sole proprietorship, or (ii) 25% of the taxpayer’s proportionate share of such total wages plus 2.5% of the unadjusted basis of acquired tangible depreciable property that is used to produce qualified business income and satisfies certain other requirements. The deduction for qualified REIT dividends is not subject to these wage and property basis limits. The deduction equates to a maximum 29.6% tax rate on REIT dividends. As with the other individual income tax changes, these provisions are effective for tax years beginning after December 31, 2017 and before January 1, 2026. In addition, the Tax Act does not contain a provision permitting a regulated investment company (e.g., a mutual fund) that invests in REITs to pass through the deduction for qualified REIT dividends to the shareholders of the regulated investment company. It is uncertain whether a future technical corrections bill will address this issue to enable regulated investment companies to pass through the special character of REIT qualified business income to their shareholders.

Net operating loss modifications.    NOL provisions are modified by the Tax Act. The Tax Act limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.

Maximum corporate tax rate lowered to 21%; elimination of corporate alternative minimum tax.    The Tax Act reduces the 35% maximum corporate income tax rate to a maximum 21% corporate rate, and reduces the dividends-received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminates the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Limitations on interest deductibility; real property trades or businesses can elect out subject to longer asset cost recovery periods.    The Tax Act limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. (the “Interest Expense Limitation”). For purposes of Interest Expense Limitation, adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the Interest Expense Limitation is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. The Tax Act allows a real property trade or business to elect out of the Interest Expense Limitation so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements described below. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The Interest Expense Limitation applies beginning in 2018. As a mortgage REIT, we currently do not expect to be affected by the Interest Expense Limitation, though it is possible that the IRS could issue subsequent guidance or take positions on audit that differ from the interpretations and assumptions that we have made.

Maintains cost recovery period for buildings; reduced cost recovery periods for tenant improvements; increased expensing for equipment.    For taxpayers that do not use the Tax Act’s real property trade or business exception to the business interest deduction limits, the Tax Act maintains the current 39-year and 27.5-year straight line recovery periods for nonresidential real property and residential rental property, respectively, and provides that tenant improvements for such taxpayers are subject to a general 15-year recovery period. Also, the Tax Act temporarily allows 100% expensing of certain new or used tangible property through 2022, phasing out at 20% for each following year (with an election available for 50% expensing of such property if placed in service during the first taxable year ending after September 27, 2017). The changes apply, generally, to property acquired after September 27, 2017 and placed in service after September 27, 2017.

Like kind exchanges retained for real property, but eliminated for most personal property.    The Tax Act continues the deferral of gain from the like kind exchange of real property, but provides that foreign real property is no longer “like kind” to domestic real property. Furthermore, the Tax Act eliminates like kind exchanges for most personal property. These changes are effective generally for exchanges completed after December 31, 2017, with a transition rule allowing such exchanges where one part of the exchange is completed prior to December 31, 2017.

Accrual of income.    The Tax Act, will require taxpayers such as Dynex to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to the Dynex’s debt instruments or MBS, such as original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally is effective for tax years beginning after December 31, 2017 or, for debt instruments or MBS issued with original issue discount, for tax years beginning after December 31, 2018. This rule could increase our “phantom income,” which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

International provisions: modified territorial tax regime.    The Tax Act moves the United States from a worldwide to a modified territorial tax system, with provisions included to prevent corporate base erosion. As we do not currently invest outside of the U.S. and have no current plans to make such investments, these changes from the Tax Act are not currently expected to have a material tax effect on the Company.

Other provisions.    The Tax Act makes other significant changes to the Code. These changes include provisions limiting the ability to offset dividend and interest income with partnership or S corporation net active business losses. These provisions are effective beginning in 2018, but without further legislation, will sunset after 2025.

Plan of distribution

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements domestically or abroad, through underwriters, dealers or agents, or directly, or through any combination of those methods. The applicable prospectus supplement will describe the terms of the offering that it applies to, including the names of any underwriters, dealers or agents, the purchase price for our securities, and the proceeds we expect to receive. It will also include any delayed delivery arrangements, the initial public offering price, the proceeds we expect to receive from the offering and any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or re-allowed or paid to dealers, and a list of any securities exchanges on which the securities offered may be listed.

If we use underwriters in any sale, our securities will be purchased by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters with respect to a particular underwritten offering will be named in the applicable prospectus supplement relating to that offering. If an underwriting syndicate is used, the managing underwriter or underwriters will be disclosed on the cover of the applicable prospectus supplement. Generally, the obligations of the underwriters or agents to purchase the securities that we offer will be subject to conditions precedent, and the underwriters will have to purchase all of the offered securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In no event will the maximum commission or discount to be received by any Financial Industry Regulatory Authority member or independent broker-dealer exceed 8% for the sale of the securities registered hereunder.

If we use dealers to sell our securities, we will sell our securities to the dealers as principals. The dealers may then resell our securities to the public at varying prices that they determine at the time of resale. We will disclose the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

We may sell the securities through agents that we designate from time to time at fixed prices that may be changed, or at varying prices determined at the time of sale. We will name any agent involved in the offer or sale of our securities in the applicable prospectus supplement, and specify any commissions that we will pay them. Unless otherwise specified in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters or agents may be paid by us or by purchasers of our securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of our securities may all be deemed to be underwriters, and any discounts or commissions that they receive, as well as profit they receive on the resale of our securities, may be deemed to be underwriting discounts or commissions under the Securities Act.

A prospectus supplement may indicate that we will authorize agents, underwriters or dealers to solicit from specified types of institutions offers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts permitting payment and delivery on a specified future date. The prospectus supplement will describe conditions of any delayed delivery contracts, as well as the commission we will pay for solicitation of these contracts.

Some or all of the securities that we offer though this prospectus and accompanying prospectus supplements may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

In order to facilitate the offering of our securities, any underwriters or agents involved in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities, or other securities that affect payments on our securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position for their own account. In addition, to cover overallotments or to stabilize the price of our securities, or other securities that affect payments on our securities, the underwriters or agents may bid for and purchase the securities in the open market. In any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing our securities if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

Agents, dealers and underwriters may be entitled to be indemnified by us against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make.

Any underwriters, dealers or agents that we use, as well as their affiliates, may engage in transactions with us or perform services for us in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Experts

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, as incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Legal matters

The validity of the securities offered hereby and certain U.S. federal income tax matters are being passed upon for us by Troutman Sanders LLP, Richmond, Virginia.

7,000,000 shares

Common stock

Prospectus supplement

J.P. Morgan

January 28, 2019